                                                                   Exhibit 10.55


                                 LEASE AGREEMENT

                                     BETWEEN

            IPT PARTNERS, LLC, a California limited liability company
                                                                        Landlord

                                       AND

            MARKETING SPECIALISTS SALES COMPANY, a Texas corporation

                                                                          Tenant


                  Dated:  May 2, 2000

                  Premises:    744 and 746 Eckhoff Street
                               Orange, California 92868

--------------------------------------------------------------------------------

                                      INDEX

ARTICLE       HEADING                                                       PAGE
-------       -------                                                       ----

ARTICLE A     CERTAIN LEASE PROVISIONS.........................................1

ARTICLE B     CERTAIN DEFINITIONS..............................................4

ARTICLE 1     PREMISES AND TERM................................................6

ARTICLE 2     FIXED RENT AND ADDITIONAL RENT...................................7

ARTICLE 3     IMPOSITIONS......................................................7

ARTICLE 4     USE AND OPERATION OF PREMISES....................................9

ARTICLE 5     CONDITION OF PREMISES, ALTERATIONS AND REPAIRS..................10

ARTICLE 6     INSURANCE.......................................................12

ARTICLE 7     DAMAGE OR DESTRUCTION...........................................13

ARTICLE 8     CONDEMNATION....................................................15

ARTICLE 9     ASSIGNMENT AND SUBLETTING.......................................15

ARTICLE 10    SUBORDINATION...................................................18

ARTICLE 11    OBLIGATIONS OF TENANT...........................................20

ARTICLE 12    DEFAULT BY TENANT; REMEDIES.....................................22

ARTICLE 13    NO WAIVER.......................................................25

ARTICLE 14    ESTOPPEL CERTIFICATE............................................26

ARTICLE 15    QUIET ENJOYMENT.................................................26

ARTICLE 16    SURRENDER.......................................................27

ARTICLE 17    ACCESS..........................................................27

ARTICLE 18    ENVIRONMENTAL MATTERS...........................................28

ARTICLE 19    MISCELLANEOUS PROVISIONS........................................31

ARTICLE 20    RENEWAL OPTIONS.................................................33


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                                    EXHIBITS

Exhibit "A" - Description of the Land

Exhibit "B" - Memorandum of Lease

Exhibit "C" - Renewal Options

Exhibit "D" - Depiction of Tenant's Warehouse Space and Landlord's Storage Area


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

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "LEASE") is made as of the Commencement Date identified in ARTICLE A, Section 2(b) below by and between IPT PARTNERS, LLC, a California limited liability company ("Landlord"), and MARKETING SPECIALISTS SALES COMPANY, a Texas corporation ("TENANT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                    ARTICLE A

                            CERTAIN LEASE PROVISIONS

1.   Address for                   744 and 746 Eckoff Street
     the Premises:                 Orange, California 92868

2.   (a)  Initial Term:            Approximately four (4) years, beginning on
                                   the Commencement Date and ending on the
                                   Expiration Date. As used in this Lease, the term "TERM" shall mean the Initial Term together with any renewal thereof.

     (b)  Commencement
          Date:                    May 2, 2000.

     (c)  Expiration
          Date:                    May 2, 2004, unless sooner terminated
                                   pursuant to this Lease.

     (d)  Renewal
          Options: Two (2) options. The First Renewal Term (as defined in the EXHIBIT "C" attached to this Lease) will be 12 months. The Second Renewal Term (as defined in EXHIBIT "C") will be 60 months.

3.   Fixed Rent:                   Tenant agrees to pay to Landlord as monthly
                                   rental for the Premises (as defined in
                                   ARTICLE B below) (such monthly rental is herein referred to as "FIXED RENT") in lawful money of the United States of America, at 1852 North Windes Drive, Orange, California
                                   92869, or to such other person or entity and at such other place as Landlord may from time to time designate in writing, as follows:

                                   From the Commencement Date through the last day of the thirtieth (30th) full calendar month of the Initial Term, Tenant shall pay Fixed Rent in the amount of $42,428.00 in advance on the first day of each and every successive calendar month during such period of time.

                                   From the first day of the thirty-first (31st) full calendar month of Initial Term through the Expiration Date, Tenant shall pay Fixed Rent in the amount of $44,581.00 in advance on the first day of each and every successive calendar month during such period of time.

4.   Tenant's Use of Premises:     For general office and warehouse use and uses
                                   incidental thereto and for no other purpose without the prior written consent of Landlord.


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

5.   Landlord's Use of Storage
     Area: For storage purposes of Landlord's vehicles and other items, including occasional engine and auto body rebuilding activities, and for no other purpose without the prior written consent of Tenant. This use will be permitted throughout the Term provided that Landlord, at Landlord's sole cost and expense, constructs the Demising Wall and Related Improvements (as defined in ARTICLE B below) within sixty (60) days after the Commencement Date. Tenant shall also permit Landlord (a) to saw-cut the concrete floor slab
                                   (the "FLOOR SLAB") leading from Tenant's existing restroom facilities within Tenant's Warehouse Space to Landlord's new restroom facilities to be constructed in Landlord's Storage Area, (b) to install new water and sewer lines (the "WATER AND SEWER LINES") by directly tapping into Tenant's utility lines, and (c) to restore all portions of the Premises affected by the construction of the Demising Wall and Related Improvements to their condition existing prior to the commencement of such construction (the "RESTORATION WORK"). If either (i) the installation of the Water and Sewer Lines impairs the ability of Tenant to obtain water and/or sewer service to Tenant's Warehouse Space, or (ii) Landlord does not substantially complete (A) the Demising Wall and Related Improvements within such 60-day period, and/or (B) the Restoration Work as soon as practicable but (1) in no event more than sixty (60) days after the Commencement Date with respect to the Restoration Work not related to the Floor Slab, and (2) with respect to the Restoration Work related to the Floor Slab, in no event more than ten
                                   (10) days after the date on which the Floor
                                   Slab has been saw-cut (all subject to
                                   extension if the construction and/or
                                   restoration is delayed by any Force Majeure
                                   Delays [as defined in Section 19.16 below]),
                                   Tenant shall have the right to complete the construction of the Demising Wall and Related Improvements and/or the Restoration Work and Landlord shall reimburse Tenant upon Landlord's receipt of a written demand for all costs and expenses incurred by Tenant in connection therewith. If Landlord fails to pay the amount of such costs and expenses within five (5) days after Landlord's receipt of any such written demand, Tenant shall have the right to offset against the next due installments of Rent the amount of such costs and expenses until such time as Tenant has been fully reimbursed for the same. Landlord covenants and agrees that, in connection with the construction of the Demising Wall and Related Improvements and the Restoration Work, (y) Landlord will use its best efforts to minimize the disruption to Tenant's business being conducted in Tenant's Warehouse Space, and (z) in no event will Tenant be required to move any of the racks, refrigerators or freezers located in the Tenant's Warehouse Space as of the Commencement Date. Notwithstanding anything to the contrary contained in this Lease, during the period of time that Landlord has a right pursuant to this Lease to use the Landlord's Storage Area, Tenant shall have no obligation to maintain or repair the Landlord's Storage Area.


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

6.   Address for Notices:

     For Landlord:                 IPT Partners, LLC
                                   c/o Peter Swayne
                                   1852 North Windes Drive
                                   Orange, California 92869

     For Tenant:                   Marketing Specialists Sales Company
                                   17855 Dallas Parkway
                                   Dallas, Texas 75287
                                   Attention: Gage W. Hunt and
                                              Nancy K. Jagielski


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

                                    ARTICLE B

                               CERTAIN DEFINITIONS

     "ADDITIONAL RENT" is defined in SECTION 2.2.

     "ALTERATIONS" is defined in SECTION 5.4.

     "BANKRUPTCY CODE" means the provisions of 11 U.S.C. Section 101 et seq. or any statute of similar purpose or nature as more particularly set forth in
SECTION 9.10.

     "BASE BUILDING COMPONENTS" means the foundation, the roof and the structural walls of the Building.

     "BUILDING" means the buildings, building equipment and improvements now or hereinafter erected on the Land.

     "BUSINESS DAY" is every day which most commercial banks based in New York, New York are open for the ordinary conduct of business.

     "CASUALTY REPAIR DELIVERY PERIOD" is defined in SECTION 7.2.

     "CLAIMS" is defined in SECTION 11.3.

     "CONTRACT OF SALE" is defined in SECTION 21.1.

     "COMMENCEMENT DATE" is set forth in ARTICLE A, SECTION 2(b).

     "DEFAULT RATE" means three percent (3%) over the prime reference rate announced from time to time by Citibank, N.A. in New York, New York, as such prime reference rate may be adjusted and announced from time to time, or if unavailable, the parties shall use the prime reference rate of any New York regional bank selected by Landlord.

     "DEMISING WALL AND RELATED IMPROVEMENTS" shall mean the double-sided wall to separate the Landlord's Storage Area and the Tenant's Warehouse Space, which wall shall be constructed at the location shown on the EXHIBIT "D" attached hereto, together with adequate, in-floor water and sewer utility lines to be constructed within Tenant's Warehouse Space and meters for the measurement of the usage of such utilities, as is also depicted and shall be in all respects acceptable to Tenant as evidenced by Tenant's written approval of the plans and specifications therefor prior to the commencement of the construction of the Demising Wall and Related Improvements (Tenant agrees to deliver to Landlord written notice of its approval or disapproval of such plans and specifications within three (3) business days after Tenant's receipt of a complete set of the same, and Tenant's failure to deliver such written notice within such period of time shall be deemed an approval of the same).

     "ENVIRONMENTAL LAWS" is defined in SECTION 18.9.

     "EVENT OF DEFAULT" is defined in SECTION 12.1.

     "EXPIRATION DATE" is defined in ARTICLE A, SECTION 2(c).

     "FIRST UNION CREDIT AGREEMENT" is defined in SECTION 21.2.

     "FIXED RENT" is defined in ARTICLE A, SECTION 3.

     "FORCE MAJEURE DELAYS" is defined in SECTION 19.16.


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

     "HAZARDOUS SUBSTANCES" is defined in SECTION 18.10.

     "IMPOSITIONS" is defined in SECTION 3.1.

     "INDEMNIFIED PARTIES" is defined in SECTION 11.3.

     "INSURANCE COSTS" is defined in SECTION 7.3.

     "LAND" means that certain real property described on EXHIBIT "A" attached hereto and incorporated herein by this reference.

     "LANDLORD" is defined in the introductory paragraph to this Lease.

     "LANDLORD PARTIES" is defined in SECTION 6.2.

     "LANDLORD'S AWARD" is defined in SECTION 8.1.

     "LANDLORD'S REPAIR OBLIGATIONS" is defined in SECTION 5.2.

     "LANDLORD'S STORAGE AREA" shall mean the westerly portion of the Warehouse Building containing approximately 3,880 net rentable square feet of space, which space is located within the Warehouse Building as shown on the EXHIBIT "D" attached hereto and incorporated herein by this reference.

     "LEASE" means this lease made between Landlord, as landlord, and Tenant, as tenant.

     "MORTGAGE" is defined in SECTION 3.2.

     "MORTGAGEE" is defined in SECTION 3.2.

     "NON-DISTURBANCE AGREEMENT" is defined in SECTION 10.1.

     "OFFICE SPACE" shall mean the office space portion of the Building containing 37,350 net rentable square feet of space.

     "PERMITTED TRANSFER" shall mean either (i) a Transfer after Tenant's receipt of Landlord's prior written consent thereto, or (ii) a Permitted Transfer Without Landlord Consent.

     "PERMITTED TRANSFER WITHOUT LANDLORD CONSENT" is defined in SECTION 9.1 below.

     "PREMISES" means the Land and the Building.

     "PREMISES DELIVERY DATE" is defined in ARTICLE A, SECTION 2(b) above.

     "PROJECT EXPENSES is defined in SECTION 5.7.

     "REMEDIAL WORK" is defined in SECTION 18.7.

     "RENT" is defined in SECTION 2.3.

     "REQUIREMENTS" is defined in SECTION 11.1.

     "RESTORATION WORK" is defined in ARTICLE A, SECTION 5 above.

     "SUBTENANT" is defined in SECTION 9.5.


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

     "TENANT" is defined in the introductory paragraph to this Lease.

     "TENANT'S EXPENSE PAYMENT" is defined in SECTION 5.6.

     "TENANT'S WAREHOUSE SPACE" shall mean the easterly portion of the Warehouse Building containing 6,540 net rentable square feet of space, which space is located within the Warehouse Building as shown on the EXHIBIT "D" attached hereto and incorporated herein by this reference.

     "TERM" is defined in ARTICLE A, SECTION 2(a).

     "TRANSFER" is defined in SECTION 9.1.

     "TRANSFEREE" means any assignee or purchaser of Tenant's interest in this Lease or any sublessee of all or any portion of the Premises.

     "UTILITIES" is defined in SECTION 5.2.

     "WAREHOUSE BUILDING" shall mean the warehouse building located on the Land as of the Commencement Date containing approximately 10,420 net rentable square feet of space.

     "WATER AND SEWER LINES" is defined in ARTICLE A, SECTION 5 above.

                                   ARTICLE 1

                               PREMISES AND TERM

     Section 1.1. During the Term, Landlord, in consideration of the rents herein reserved and of the terms, provisions, covenants and agreements on the part of Tenant to be kept, observed and performed, does hereby lease and demise the Premises unto Tenant, and Tenant does hereby hire and take the Premises from Landlord, subject to each and every matter affecting title to the Premises including, without limitation, all of the following which are in effect as of the Commencement Date: all easements, rights of way, covenants, conditions and restrictions, liens, encumbrances, encroachments, licenses, notices of pendency, charges, zoning laws, ordinances, regulations, building codes and other governmental laws, rules and orders affecting the Premises, and other exceptions to Landlord's title, whether or not the same are of public record. Tenant shall allow Landlord to use during the Term the Landlord's Storage Area for the purpose set forth in ARTICLE A, SECTION 5 above at such time as (a) the installation of the Water and Sewer Lines has been completed such that such lines do not impair the ability of Tenant to obtain water and/or sewer service to Tenant's Warehouse Space, and (b) Landlord has substantially completed the construction of (i) the Demising Wall and Related Improvements (or Tenant has completed such construction in the event Landlord fails to complete the same within 60 days after the Commencement Date), and (ii) the Restoration Work as soon as practicable but (1) in no event more than sixty (60) days after the Commencement Date with respect to the Restoration Work not related to the Floor Slab, and (2) with respect to the Restoration Work related to the Floor Slab, in no event more than ten (10) days after the date on which the Floor Slab has been saw-cut (or Tenant has completed such construction in the event Landlord fails to complete the same within 60-day or 10-day periods of time, as applicable). The parties hereto acknowledge and agree that the deadline for the satisfaction of Landlord's obligations with respect to the construction of the Demising Wall and Related Improvements and the completion of the Restoration Work is subject to a potential extension in the event of the occurrence of any Force Majeure Delays (as defined in SECTION 19.16 below).

     Section 1.2. Tenant shall lease the Premises for the Term, unless sooner terminated as hereinafter provided or pursuant to law.

     Section 1.3. Provided that Landlord substantially completes the construction of the Demising Wall within thirty (30) days after the Commencement Date, Landlord shall have access across the Land to the Landlord's Storage Area at all times during the Term. Landlord's entrance to the Landlord's Storage Area shall be through the door of the Warehouse Building leading to the Landlord's Storage Area (which door is identified on the EXHIBIT "D" attached hereto) and not through the Tenant's Warehouse Space.

                                   ARTICLE 2

                         FIXED RENT AND ADDITIONAL RENT

     Section 2.1. Tenant shall pay to Landlord as Fixed Rent for the Premises during the Term the amounts stated in ARTICLE A, SECTION 3. Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every month during the Term, without previous demand therefor and without offset or deduction of any kind whatsoever. Notwithstanding the foregoing, Tenant shall pay the partial month's installment of Fixed Rent (with respect to the remaining days of the month in which this Lease is executed) upon the execution of this Lease.

     Section 2.2. Tenant shall also pay and discharge, as additional rent, all other amounts, liabilities and obligations of whatsoever nature relating to the Premises, including, without limitation, all Impositions (as defined in SECTION
3.1 below), all Project Expenses (as defined in SECTION 5.7 below) those arising under any common area maintenance agreements however denominated, easements, declarations, restrictions, or other similar agreements affecting the Premises or any adjoining property thereto, and all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, all of which Tenant hereby agrees to pay upon demand or as is otherwise provided herein (all of the foregoing together with any other amounts and charges payable by Tenant under this Lease in addition to Fixed Rent are herein collectively called "ADDITIONAL RENT"). Notwithstanding the foregoing or anything else to the contrary contained in this Lease, (i) Tenant shall have no obligation to pay for the cost of any utility services used by Landlord at the Landlord's Storage Area (the "STORAGE AREA UTILITIES") that are separately metered and billed directly to Landlord, and (ii) with respect to Storage Area Utilities that are not separately metered and are billed to Tenant together with such utility service used by Tenant at the Tenant's Warehouse Space, Landlord shall reimburse Tenant for Landlord's Proportionate Share (as hereinafter defined) of the cost of each such utility service billed to Tenant, which reimbursement shall be made within fifteen (15) days after Landlord's receipt of a bill therefor (which bill shall identify the total cost billed to Tenant for the applicable reimbursement period). As used herein, the term "LANDLORD'S PROPORTIONATE SHARE" shall mean 37.24%. If Landlord fails to reimburse Tenant for shared utility service as required by this Section, Tenant shall have the right to offset against the Fixed Rent due hereunder the amount of each such reimbursement payment not made by Landlord to Tenant as required hereunder. Upon any failure by Tenant to pay any of the Additional Rent, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Fixed Rent. The term Additional Rent shall be deemed rent for all purposes hereunder other than with respect to Tenant's internal accounting procedures.

     Section 2.3. All Fixed Rent and Additional Rent payable hereunder (collectively, "RENT") shall be payable when due by wire transfer of immediately available funds to an account designated from time to time by Landlord. At Landlord's option upon Landlord's request, Rent shall be made in United States currency which shall be legal tender for all debts, public and private, payable to Landlord and sent to Landlord's address set forth in ARTICLE A, or to such other person or persons or at such other place as may be designated by notice from Landlord to Tenant, from time to time. Notwithstanding the foregoing, Impositions shall be payable to the parties to whom they are due, except as otherwise provided herein.

                                   ARTICLE 3

                                  IMPOSITIONS

     Section 3.1. Except as provided to the contrary in SECTION 3.5 below, from and after the Commencement Date and throughout the Term, Tenant shall pay and discharge not later than twenty (20) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, water rents, sewer rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, in said categories, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to past, present or future law, during, prior to or after (but attributable to a period within) the Term, shall have been or shall be levied, charged, assessed, imposed upon or grow or become due and payable out of or for or have become a lien on the Premises or any part thereof, any improvements or personal property in or on the Premises, the Rent and income payable by Tenant or on account of any use of the Premises and such franchises as may be appurtenant to the use and occupation of the Premises (all of the foregoing being hereinafter referred to as "IMPOSITIONS"). Tenant, upon request from Landlord, shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same. If any Impositions are not paid when due under this Lease, Landlord shall have the right but shall not be obligated to pay the same following written notice to Tenant of such payment, provided Tenant does not contest the same as herein provided. If Landlord shall make such payment, Landlord shall thereupon be entitled to repayment by Tenant on demand as Additional Rent hereunder.

     Section 3.2. Tenant shall have the right to protest and contest any Impositions imposed against the Premises or any part thereof, provided (i) the same is done at Tenant's sole cost and expense, (ii) nonpayment will not subject the Premises or any part thereof to sale or other liability by reason of such nonpayment, (iii) such contest shall not subject Landlord or the holder (the "MORTGAGEE") of any mortgage or deed of trust (a "MORTGAGE") encumbering all or any part of the Premises to the risk of any criminal or civil liability, and
(iv) Tenant shall provide such security as may reasonably be required by Landlord or any Mortgagee or under the terms of any Mortgage to ensure payment of such contested Imposition. Landlord agrees to execute and deliver to Tenant any and all documents reasonably required for such purpose and to cooperate with Tenant in every reasonable respect in such contest, but without any cost or expense to Landlord.

     Section 3.3. To the extent permitted by law, Tenant shall have the right to apply for the conversion of any Impositions to make the same payable in annual installments over a period of years, and upon such conversion Tenant shall pay and discharge said annual installments as they shall become due and payable. Tenant shall pay all such deferred installments prior to the expiration or sooner termination of the Term, notwithstanding that such installments shall not then be due and payable; PROVIDED, HOWEVER, that any Impositions (other than one converted by Tenant so as to be payable in annual installments as aforesaid) relating to a fiscal period of the taxing authority, a part of which is included in a period of time after the Expiration Date, shall (whether or not such Impositions shall be assessed, levied, confirmed, imposed or become payable, during the Term) be adjusted between Landlord and Tenant as of the Expiration Date, so that Landlord shall pay that portion of such Impositions which relate to that part of such fiscal period included in the period of time after the Expiration Date, and Tenant shall pay the remainder thereof.

     Section 3.4. If at any time during the Term, a tax or excise on Rent or other tax, however described, is levied or assessed with respect to the Rent or any part thereof (as opposed to the income of Landlord) or against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Rent or other tax before it becomes delinquent, and the same shall be deemed to be an Imposition levied against the Premises.

     Section 3.5. Except as set forth in SECTION 3.4 above, Tenant shall not be obligated to pay any franchise, excise, corporate, estate, inheritance, succession, capital, levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord. Notwithstanding anything to the contrary contained in this Lease, (a) Tenant shall not be obligated to pay either (i) documentary transfer taxes which shall be payable by Landlord or its successors or assigns, or (ii) any increase in real property taxes on the Premises caused by a reassessment of the value of the Premises due to a change of ownership in, or refinancing of, the Premises by Landlord or its successors or assigns (other than any increase resulting from Landlord's acquisition of the Premises), and any such increase shall be paid by Landlord or its successors or assigns prior to delinquency, and (b) special assessments levied for improvements with a useful life which extends beyond the Term shall be amortized over the useful life of the improvements and prorated based upon the remaining years of the Term. All ad valorem tax incentives granted by the City of Orange, California or Orange County applicable to the Premises shall be applied as a credit to the amount of Impositions payable by Tenant pursuant to Section 3.1 above.

     Section 3.6. In the event that Landlord is required pursuant to the terms of any Mortgage to make monthly or other tax escrow payments to any Mortgagee or if an Event of Default shall occur and be continuing, Tenant agrees that, on demand made by Landlord, it shall: (i) deposit with Landlord or Mortgagee, on the day of demand and on the same day of each month thereafter until thirty (30) days prior to the date when the next installment of Impositions is due to the authority or other person to whom the same is paid, an amount equal to said next installment of Impositions divided by the number of months over which such deposits are to be made; and (ii) thereafter during the Term deposit with Landlord or Mortgagee an amount each month estimated by Landlord or Mortgagee to be adequate to create a fund which, as each succeeding installment of Impositions becomes due, will be sufficient, thirty (30) days prior to such due date, to pay such installment in full. Landlord or Mortgagee shall use reasonable efforts to cause the monthly deposits to be equal in amount, but neither of them shall be liable in the event that such required deposits are unequal. If at any time the amount of any Imposition is increased or Landlord or Mortgagee believes that it will be, said monthly deposits shall be increased upon demand by Landlord or Mortgagee so that, thirty (30) days prior to the due date for each installment of Impositions, there will be deposits on hand with Landlord or Mortgagee sufficient to pay such installments in full. To the extent permitted by applicable law, Landlord or Mortgagee shall not be required to deposit any such amounts in an interest bearing account. For the purpose of determining whether Landlord or Mortgagee has on hand sufficient moneys to pay any particular Imposition at least thirty (30) days prior to the due date therefor, deposits for each category of Imposition shall be treated separately, it being the intention that Landlord shall not be obligated to use moneys deposited for the payment of an item not yet due and payable to the payment of an item that is due and payable. Notwithstanding the foregoing, it is understood and agreed that (a) to the extent permitted by applicable law, deposits provided for hereunder may be held by Landlord or Mortgagee in a single bank account and commingled with other funds of Landlord or Mortgagee, and (b) Landlord or Mortgagee, may, if Tenant fails to make any deposit required hereunder, use deposits made for any one item for the payment of the same or any other item of Rent. If this Lease shall be terminated by reason of any Event of Default, all deposits then held by Landlord shall be applied by Landlord on account of any and all sums due under this Lease; if there is a resulting deficiency, Tenant shall pay the same, and if there is a surplus, Tenant shall be entitled to a refund of the surplus and Landlord shall pay the same to Tenant promptly upon any determination of such a surplus.

     Section 3.7. If Landlord ceases to have any interest in the Premises, Landlord shall transfer to the person or entity who owns or acquires such interest in the Premises from Landlord and is the transferee of this Lease, the deposits made pursuant to SECTION 3.6 hereof, subject, however, to the provisions thereof. Upon such transfer of the Premises, the transferor shall be deemed to be released from all liability with respect thereto and Tenant agrees to look to the transferee solely with respect thereto, and the provisions hereof shall apply to each successive transfer of the said deposits; PROVIDED, HOWEVER, that transferor shall not be released from liability unless Tenant either receives said deposits or said deposits continue to be held by Mortgagee for the benefit of transferee and Tenant.

     Section 3.8. The provisions of this ARTICLE 3 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 4

                         USE AND OPERATION OF PREMISES

     Section 4.1. The Premises may be used and occupied only for the purposes set forth in ARTICLE A, SECTION 4. Landlord's Storage Area may be used by Landlord only for the purpose set forth in ARTICLE A, SECTION 5. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Premises (other than the Landlord's Storage Area if such area is being used by Landlord).

     Section 4.2. Except as expressly provided in this Lease, in no event shall Tenant use any area outside the Building other than for pedestrian and vehicular ingress and egress to and from the Building, other than for parking in the areas currently designated for parking, and other than to perform any of Tenant's obligations under this Lease requiring the use of such area. Tenant and its employees shall have access to the Premises (other than the Landlord's Storage Area if Landlord has a right pursuant to this Lease to use this area) 24 hours per day, 7 days per week throughout the Term.

                                   ARTICLE 5

                 CONDITION OF PREMISES, ALTERATIONS AND REPAIRS

     Section 5.1. Tenant has examined the Premises, is familiar with the physical condition, expenses, operation and maintenance, zoning, status of title and use that may be made of the Premises and every other matter or thing affecting or related to the Premises, and is leasing the same in its "AS IS" condition. Except as expressly provided to the contrary in this Lease, Landlord has not made and does not make any representations or warranties whatsoever with respect to the Premises or otherwise with respect to this Lease. Tenant assumes all risks resulting from any defects (patent or latent) in the Premises or from any failure of the same to comply with any governmental law or regulation applicable to the Premises or the uses or purposes for which the same may be occupied.

     Section 5.2. Tenant shall be solely responsible for obtaining any services and/or utilities used, consumed or provided in, furnished to or attributable to the Premises that Landlord has not expressly agreed to provide to Tenant pursuant to this Lease (all such services and/or utilities are collectively referred to as "UTILITIES"). Landlord shall, at Landlord's sole cost and expense, perform as soon as practicable all repairs needed to be performed to the structural elements and roof of the Building which are not required as a result of Tenant's actions ("LANDLORD'S REPAIR OBLIGATIONS"). With the exception of Landlord's Repair Obligations, Tenant shall be responsible for keeping the Premises clean and in good condition and repair and Tenant shall make all repairs and replacements, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, and shall perform all maintenance, necessary to maintain the Premises in good condition and repair, ordinary wear and tear and damage due to fire or other casualty excepted.

     Section 5.3. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereinafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this
ARTICLE 5.

     Section 5.4. Tenant shall have the right at any time and from time to time during the Term to make, at its sole cost and expense, changes, alterations, additions or improvements (collectively, "ALTERATIONS") in or to the Premises provided that Tenant first obtains Landlord's written consent thereto, which consent shall not be unreasonably withheld or delayed. Landlord will be able to withhold its consent, in its sole and absolute discretion, with respect to any Alterations in or to the Premises which (i) are made to or affect (A) the structural components of the Building, or (B) the systems of the Building, (ii) are visible from the exterior of the Building, or (iii) adversely affect the value of the Building.

     Section 5.5. All fixtures, structures and other improvements installed in or upon the Premises at any time during the Term (excluding, in any event, Tenant's trade fixtures, furniture, equipment and other movable personal property) shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than ninety (90) days prior to the Expiration Date (or if this Lease is terminated earlier, then within thirty (30) days after the effective date of such termination), elects to have the same removed or demolished by Tenant, in which event, the same shall be removed from the Premises by Tenant by the Expiration Date (or if this Lease is terminated earlier, then within thirty (30) days after the effective date of such termination) at Tenant's expense. Prior to the commencement of any Alterations, Landlord will, upon written request by Tenant, notify Tenant in writing whether Landlord will require such Alterations to be removed from the Premises prior to the Expiration Date or earlier termination of this Lease. All property permitted or required to be removed by Tenant at the end of the Term remaining in the

Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. Tenant shall be responsible for, and shall reimburse Landlord immediately after written demand therefor, any damage to the Premises caused in whole or in part by the removal or demolition of Tenant's fixtures, structures or other improvements which Tenant is required to remove pursuant to this SECTION 5.5 or which Tenant elects under the provisions of this Lease to remove. The provisions of this SECTION 5.5 shall survive the expiration or earlier termination of the Term.

     Section 5.6. In addition to Fixed Rent, Tenant shall pay as Additional Rent, all Project Expenses (as defined in SECTION 5.7 below) incurred by Landlord during the Term. Such payment shall hereafter be referred to as "TENANT'S EXPENSE PAYMENT". Landlord may, if it elects, either deliver to Tenant periodic statements of Tenant's Expense Payment or Landlord may estimate the amount of Tenant's Expense Payment payable by Tenant for any calendar year or any portion thereof. In the event Landlord elects to estimate Tenant's Expense Payment for any calendar year, Landlord shall provide written notice of the estimate of Tenant's Expense Payment for the applicable calendar year and the monthly installment due for each month during such calendar year at least thirty
(30) days prior to the date such installments become due and payable. Tenant shall pay to Landlord, on the first day of each calendar month during any calendar year Landlord elects to estimate Tenant's Expense Payment, the amount of the applicable monthly installments, without demand. Landlord shall, on or before the first day of July of each calendar year, determine the actual Tenant's Expense Payment for the preceding calendar year and provide Tenant with written notice thereof. If Tenant's actual payments of estimated Tenant's Expense Payment are less than the actual Project Expenses for such year, then Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days from the date of Landlord's notice of deficiency. Alternatively, if Tenant's actual payments of estimated Tenant's Expense Payments are greater than the actual Project Expenses for such year, then Landlord shall credit the amount of the surplus against the next accruing installments of Tenant's Expense Payment.

     Section 5.7. As used in this Lease, the term "PROJECT EXPENSES" shall mean all direct costs and expenses of ownership (excluding, however, any Impositions which are payable by Tenant as provided in ARTICLE 3 above), operation, security, protection, replacement, repair and maintenance of the Premises incurred by Landlord, as determined by sound, accrual basis, accounting principles consistently applied, and shall include all Insurance Costs (as defined in SECTION 7.3 below), accounting and legal fees, but shall not include costs and expenses that Landlord has specifically agreed to bear with no reimbursement from Tenant and the costs and expenses described in the immediately following sentence. Project Expenses shall not include any of the following: (a) interest and principal payments on loans secured by mortgages or deeds of trust covering all or any portion of the Premises, and other debt costs, if any, and rental under any ground lease or other underlying lease, if any, covering all or any portion of the Premises; (b) real estate broker's commissions payable in connection with this Lease; (c) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise (Tenant's Expense Payments are not reimbursements); (d) all costs incurred by Landlord in connection with the satisfaction of Landlord's Repair Obligations; (e) costs and expenses incurred in the management of the Premises and/or the administration of Landlord's rights and obligations under this Lease; (f) costs of improvements to, or alterations of, the Premises; (g) depreciation; (h) that portion of any cost or expense which is allocated by Landlord to, or is performed solely for the benefit of, any property owned or operated by Landlord other than the Premises; (i) legal, accounting and similar or related costs paid or incurred in connection with any sale, syndication, financing or refinancing involving the Building and/or the Premises or any of Landlord's interest therein; (j) any fees, fines, penalties and/or interest incurred by Landlord as a result of Landlord's noncompliance with any applicable laws; (k) any costs (including, without limitation, legal fees and expenses), fees, fines, penalties and/or interest incurred by Landlord as a result of Landlord's failure to pay any obligations of Landlord; (l) costs of disputes between Landlord and any third party regarding matters not related to the Premises; (m) costs of defending any lawsuits with Mortgagees or ground lessors of Landlord; (n) any debt losses, rent losses or reserves for bad debt; (o) costs related to Landlord's use and/or maintenance of the Landlord's Storage Area; and (p) costs or expenses related to Landlord's cleaning, removal, remediation or compliance required due to the existence of any hazardous or toxic materials in, on or affecting the Building and/or Land (including, without limitation, Hazardous Substances) unless such existence is caused by Tenant or its employees, sublessees or contractors.

                                   ARTICLE 6

                                   INSURANCE

     Section 6.1. Throughout the Term, Tenant shall, at its own cost and expense, provide and keep in force, for the benefit of Landlord, Tenant and any
Mortgagee:

     (a) broad form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket contractual liability insurance) protecting and indemnifying Landlord, Tenant and any Mortgagee against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Premises, if any, written on a per-occurrence basis with an aggregate limit of not less than $2,000,000 and a per-occurrence limit of not less than $1,000,000, or such greater limits as may be required from time to time by any Mortgagee or as may be reasonably required from time to time by Landlord consistent with insurance coverage on properties similarly constructed, occupied and maintained. Such coverage shall contain endorsements: (i) including employees of Tenant as additional insureds; (ii) including cross-liability; and
(iii) waiving the insurer's rights of subrogation against Landlord for events of which Landlord is not, but Tenant is, covered;

     (b) property insurance in respect of Tenant's property located at the Premises, insuring against loss or damage by fire and such other risks as are now or hereafter embraced by "extended coverage" policy in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers and in any event in an amount not less than one hundred percent (100%) of the actual replacement value thereof as reasonably determined by Tenant from time to time.

     (c) worker's compensation insurance (including employers' liability insurance) covering all persons employed at the Premises by Tenant to the extent required by the laws of the State in which the Premises are located; and

     (d) such other or further insurance, in such amounts and in such form, as is customarily obtained by tenants at properties similarly constructed, occupied and maintained and that is available at commercially reasonable rates, or as otherwise reasonably required by any Mortgagee.

     Section 6.2. Whenever under the terms of this Lease Tenant is required to maintain insurance for the benefit of Landlord, (i) all Landlord Parties (as defined below) shall be an additional insured in all such liability insurance policies, and (ii) either Landlord or Mortgagee, as specified in SECTION 6.3, shall be named as loss payee in all such casualty insurance policies. In the event that the Premises shall be subject to a Mortgage, the commercial general liability insurance shall name the Mortgagee (together with any trustee or servicer therefor) as an additional insured and all other insurance provided hereunder shall name the Mortgagee as an additional insured or, as provided in
SECTION 6.3, loss payee under a standard "non-contributory mortgagee" endorsement or its equivalent. All policies of insurance shall provide that such coverage shall be primary and that any insurance maintained separately by Landlord or the Mortgagee shall be excess insurance only. The original certificates and legible copies of the original policies (or binders therefor if the policies have not yet been prepared) shall be delivered to Landlord and any Mortgagee. All insurance shall contain endorsements to the effect that the act or omission of Tenant or Mortgagee, any occupancy or use of the Premises for purposes more hazardous than permitted by such policy, any foreclosure or other proceedings relating to the Premises or any change in title to or ownership of the Premises will not invalidate the policy as to Landlord or such Mortgagee. As used in this Lease, the term "LANDLORD PARTIES" shall mean (i) Landlord, (ii) any Mortgagee that has been identified to Tenant in a writing sent by Landlord or its agent or property manager, (iii) their respective shareholders, members, partners, affiliates and subsidiaries, and (iv) any directors, officers, employees, agents or contractors of such persons or entities.

     Section 6.3. All of the above-mentioned insurance policies and/or certificates shall be obtained by Tenant and delivered to Landlord on or prior to the date hereof, and thereafter as provided for herein, and shall be written by insurance companies: (i) rated B+/X or better in "Best's Insurance Guide" (or any substitute guide acceptable to Landlord); (ii) authorized to do business in the state where the Premises are located; and (iii) of recognized responsibility and which are satisfactory to Landlord and any Mortgagee. Any deductible amounts under any casualty insurance policy hereunder shall not exceed $25,000.00 per occurrence.

     Section 6.4. At least thirty (30) days prior to the expiration of any policy or policies of such insurance, Tenant shall renew such insurance, by delivering to Landlord or Mortgagee, within the said period of time, the original policies or certificates of insurance, endorsed in accordance with
SECTION 6.2 hereof, together with insurance binders evidencing the coverage described in this ARTICLE 6. All coverage described in this ARTICLE 6 shall be endorsed to provide Landlord and Mortgagee with at least thirty (30) days' notice of change in terms and at least ten (10) days' notice of cancellation or termination. If Tenant shall fail to procure the insurance required under this
ARTICLE 6 in a timely fashion or to deliver such policies or certificates to Landlord, Landlord may, at its option, upon written notice to Tenant, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

     Section 6.5. Tenant shall not violate, or permit to be violated, any of the conditions of any of the said policies of insurance, and Tenant shall perform and satisfy the requirements of the companies writing such policies so that companies of good standing, reasonably satisfactory to Landlord, shall be willing to write and/or continue such insurance.

     Section 6.6. Tenant shall not carry separate or additional insurance affecting the coverage described in this ARTICLE 6, concurrent in form and contributing in the event of any loss or damage to the Premises with any insurance required to be obtained by Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article. Tenant shall promptly give notice to Landlord of such separate or additional insurance.

     Section 6.7. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord or Mortgagee certified copies or duplicate originals of such policies in place of the originals, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Premises.

                                   ARTICLE 7

                             DAMAGE OR DESTRUCTION

     Section 7.1. In the event the Building is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any Mortgages covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord's sole opinion be made within one hundred eighty (180) days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, Fixed Rent shall be abated effective as of the date of such fire or other casualty in proportion to the part of the Building which is unusable by Tenant in the conduct of its business; provided, however, if the damage is due to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of Fixed Rent unless Landlord has received loss of rental insurance proceeds intended to replace the Fixed Rent due hereunder. If repairs cannot, in Landlord's sole opinion reasonably exercised, be made within one hundred eighty (180) days after the occurrence of such damage, Landlord may, at its option, make them within a reasonable time, and in such event, this Lease shall continue in effect and Fixed Rent shall be abated in the manner provided in the immediately preceding sentence. In the case of repairs which, in Landlord's opinion reasonably exercised, cannot be made within such one hundred eighty (180) day period, Landlord shall notify Tenant within sixty (60) days of the date of occurrence of such damage as to whether or not Landlord will make such repairs. If (a) Landlord elects not to make such repairs which cannot be made within such one hundred eighty (180) day period, (b) Landlord fails to give Tenant written notice of Landlord's intention to make or not to make such repairs and such failure continues for ten (10) days after Landlord's receipt of written notice of such failure, or (c) such damage occurs during the last eighteen (18) months of the Term, then either party may, by written notice to the other, terminate this Lease as of the date of the occurrence of such damage, and Landlord shall have no liability to Tenant for failure to make such repairs except for abatement of Fixed Rent. Except as provided in this SECTION 7.1, there shall be no abatement of Fixed Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Building, or in or to fixtures, appurtenances and equipment located therein, and, in any event, there shall be no liability of Landlord should repairs require more than one hundred eighty (180) days for completion. Tenant acknowledges and agrees that (i) Landlord will not carry insurance of any kind on (1) Tenant's furnishings or furniture, or (2) any fixtures or equipment removable by Tenant under the provisions of this Lease, and (ii) Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Building by or for Tenant, all of which shall be the sole responsibility of Tenant.

     Section 7.2. If Landlord is obligated to repair damage to the Building pursuant to SECTION 7.1, Landlord shall use reasonable efforts to complete or cause the completion of the repairs to the same on or before the expiration of the Casualty Repair Delivery Period (as defined below in this paragraph). Notwithstanding anything else to the contrary contained in this Lease, if Landlord, for any reason whatsoever, cannot complete or cause the completion of the repair of the applicable damage to the Building such that the Building is usable by Tenant for the purposes identified in ARTICLE A, SECTION 4 above on or before the last day of the Casualty Repair Delivery Period, then Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Tenant shall, as its sole and exclusive remedy, have the right to terminate this Lease by giving Landlord written notice thereof within thirty (30) days after the expiration of the Casualty Repair Delivery Period and in any event prior to Landlord's delivery of possession of the Building to Tenant in such a usable condition. As used herein, the term "CASUALTY REPAIR DELIVERY PERIOD" shall mean the period of time beginning on the date the Building has been damaged by fire or other insured casualty and ending on the last day of the ninth (9th) calendar month following the date of such damage.

     Section 7.3. Landlord covenants and agrees that throughout the Term it will insure the Building (excluding excavation, foundation, footings and underground flues and drains) and the machinery, boilers and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of ARTICLE 6 above) against damage by fire and extended perils coverage in an amount equal to the full replacement value of such insured portions of the Building. Tenant shall reimburse Landlord for the costs of such insurance (herein referred to as "INSURANCE COSTS") within thirty (30) days after Tenant's receipt of written evidence of the amount of such costs paid by Landlord. Notwithstanding Tenant's payment of the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk against which insurance has been obtained.

     Section 7.4. All fire, extended coverage and/or damage insurance which must be carried by Landlord and Tenant shall be endorsed with a subrogation clause substantially as follows: "This insurance shall not be invalidated should the insured waive in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the property described herein." Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, SERVANTS AGENTS OR INVITEES), to their respective property, the Premises or its contents arising from any risk covered by any insurance required to be carried by Tenant and Landlord, respectively, pursuant to this Lease. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waivers shall be effective whether or not the parties maintain the required insurance.

                                   ARTICLE 8

                                  CONDEMNATION

     Section 8.1. If the Premises, or a substantial part thereof, shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, then (i) the term of this Lease shall terminate on, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award, and (ii) current Rent due hereunder shall be apportioned as of the date of such termination. In the event a taking or condemnation results in a permanent loss of adequate parking on the Land or a permanent deprivation of access to the Premises, then this Lease may be terminated at the election of Tenant, which election shall be made by Tenant's delivery of written notice thereof to Landlord within thirty (30) days after the date of such taking or condemnation. No money or other consideration shall be payable by Landlord to Tenant for the right of termination, and Tenant hereby waives any right Tenant may have to share in, and assigns to Landlord Tenant's interest, if any, in, any (1) condemnation award as a result of such taking or condemnation, (2) judgment for damages based on such taking or condemnation, or (3) proceeds of any sale made under any threat of condemnation or taking (the award, damages or proceeds described in subparts (1) through (3) of this paragraph are herein collectively referred to as "LANDLORD'S AWARD").

     Section 8.2. If any part of the Premises not constituting a substantial part of the Premises shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days notice prior to the date of termination designated in the notice. In the event this Lease is not terminated by Landlord pursuant to the preceding sentence, then (a) this Lease shall continue in full force and effect without abatement or reduction of rental due hereunder except in the event a portion of the Premises has been taken or condemned, in which case Fixed Rent shall be equitably adjusted, and (b) Landlord shall, within a reasonable time and at the sole cost and expense of Landlord to the extent of the applicable Landlord's Award, restore or remodel the Building and, if applicable, the Premises.

     Section 8.3. Except as provided in this ARTICLE 8, there shall be no reduction of Fixed Rent and no liability of Landlord by reason of any injury to, or interference with, Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Premises following a taking or condemnation of the same, or in or to fixtures, appurtenances and equipment located therein. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to recover from any condemning authority, through a separate award which does not reduce Landlord's Award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property from the Premises.

                                   ARTICLE 9

                           ASSIGNMENT AND SUBLETTING

     Section 9.1. Except in strict accordance with the provisions of this
Article 9, Tenant shall not sell, assign, sublease or otherwise transfer, directly or indirectly (each a "TRANSFER"), all or any portion of

Tenant's interest in this Lease or the Premises without Landlord's prior written consent, which written consent shall not be unreasonably withheld or delayed. Landlord and Tenant agree that no corporate reorganization of Tenant, or any merger, consolidation, take-over, buy-out or other change in the corporate structure or effective voting control of Tenant shall be deemed a prohibited Transfer under this SECTION 9.1 so long as (y) Tenant has at least the amount of net worth immediately after the transaction as Tenant has immediately prior to the transaction and (z) Tenant provides written notice to Landlord describing in reasonable detail the nature of such transaction, the name, address and state of formation of the surviving entity and the ownership of Tenant. Any assignment or subletting permitted without Landlord's prior written consent as provided above (a "PERMITTED TRANSFER WITHOUT LANDLORD CONSENT") shall not release Tenant from any of its obligations under this Lease. If the common stock of Tenant or of any corporation which controls Tenant ever becomes the subject of a public offering, such issuance of shares and/or subsequent trading of stock in Tenant shall not be deemed a prohibited transfer under this SECTION 9.1. For purposes of this
ARTICLE 9, the terms "CONTROL" or "CONTROLS" shall mean possession, direct or indirect, of the power to direct or to cause the direction of, the management and policies of any person or entity, whether through the ownership of voting securities, or partnership interest, by contract or otherwise. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, (a) the proposed assignment or sublease involves a change of use of the Premises from that specified herein, (b) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character (for the purposes of this Lease, Landlord shall be conclusively deemed to have reasonably exercised its discretion to withhold its consent to an assignment or subletting to a person or entity that is not of the character, quality or financial strength of a tenant to whom Landlord would generally lease space of a comparable size and quality as the Premises), (c) a Mortgagee does not approve such assignment or sublease after being requested to approve the same, or (d) in the case of a subletting, the subletting shall not be expressly subject to all of the provisions of this Lease and the obligations of Tenant hereunder and shall not further provide that if Landlord shall recover or come into possession of the Premises before the expiration of this Lease, Landlord shall have the right to take over the sublease and to have it become a direct lease with Landlord, in which case Landlord shall succeed to all of the rights of Tenant, as sublessor, thereunder and that in such case subtenant shall be bound to Landlord for the balance of the term of the sublease and shall attorn to and recognize Landlord as its landlord under the sublease under all of the then executory terms of the sublease, except that Landlord will not (i) be liable for any previous acts or omissions of Tenant, as sublessor, (ii) be subject to any claims of subtenant not expressly set forth in the sublease,
(iii) be bound by any modification of the sublease for which Landlord shall have not expressly consented, or (iv) be obligated to perform any repairs or other work beyond Landlord's obligations under this Lease. Tenant acknowledges and agrees (again without in any way limiting Landlord's right to withhold its consent on reasonable grounds) that Landlord may also withhold its consent to a Transfer based on any one or more of the following: (1) Tenant's failure to satisfy its obligations in SECTION 9.3 below; (2) at the time thereof an Event of Default has occurred and is continuing; or (3) the fact that the instrument effecting the proposed Transfer is not in form and content reasonably satisfactory to Landlord.

     Section 9.2. Notwithstanding the provisions of SECTION 9.1 above, Tenant shall not be required to obtain the prior consent of Landlord for any sublease of a part (but not all) of the Premises, which sublease is ordinary and incidental to Tenant's business as such business has been run prior to the inception of this Lease. In the event of a proposed sublease which is either inconsistent with the ordinary and incidental operations of Tenant's business, or which does not fall within the foregoing parameters of this SECTION 9.2, such shall not be allowed without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

     Section 9.3. If Tenant shall desire Landlord's consent to a Transfer, Landlord shall be given not less than thirty (30) days' advance written notice of the proposed effective date of such Transfer, which notice shall be delivered to Landlord together with (i) either an executed counterpart or, if unavailable, a copy of the proposed instrument(s) of the Transfer and (ii) such other documents and information as Landlord may reasonably request.

     Section 9.4. Any consent by Landlord under this ARTICLE 9 shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining the prior written consent of Landlord to any further Transfer of this Lease. No Transfer of all or a portion of this Lease shall release or relieve the transferor from any obligations of Tenant hereunder, and the transferor shall remain liable for the performance of all obligations of Tenant hereunder.

     Section 9.5. Tenant shall cause each subtenant permitted pursuant to this
Article 9 (a "SUBTENANT") to comply with its obligations under its respective sublease, and Tenant shall diligently enforce all of its rights as the landlord thereunder in accordance with the terms of such sublease and this Lease.

     Section 9.6. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of the Subtenants shall not relieve Tenant of Tenant's obligation to cure the same. Tenant shall take all necessary steps to prevent any such violation or breach.

     Section 9.7. If this Lease is assigned, or if the Premises or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may, after the occurrence and during the continuance of an Event of Default by Tenant, collect Rent from the assignee or Subtenants, and apply the net amount collected to the Rent herein reserved, but no such assignment, sublease, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee or Subtenant as tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder. After any assignment or subletting, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance. The consent by Landlord to any Transfer shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord to any further Transfer.

     Section 9.8. To secure the prompt and full payment by Tenant of the Rent and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth, all of Tenant's right, title and interest in and to all Subleases and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by Landlord of the rentals and other sums payable under the Subleases, and further agrees that the exercise of said right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof and that should said right of entry and possession be denied Landlord, its agent or representative, Landlord, in the exercise of said right, may use all requisite force to gain and enjoy the same without responsibility or liability to Tenant, its servants, employees, guests or invitees, or any Person whomsoever; provided, however that such assignment shall become operative and effective only if (a) an Event of Default shall occur or (b) this Lease and the Term shall be canceled or terminated pursuant to the terms, covenants and conditions hereof or (c) there occurs repossession under a dispossess warrant or other re-entry or repossession by Landlord under the provisions hereof or (d) a receiver for the Premises is appointed, and then only as to such of the subleases that Landlord may elect to take over and assume. At any time and from time to time upon Landlord's demand, Tenant promptly shall deliver to Landlord a schedule of all subleases, setting forth the names of all Subtenants, with a photostatic copy of each of the subleases. Upon reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect all subleases affecting the Premises. Tenant covenants that each sublease shall provide that the Subtenant thereunder shall be required from time to time, upon request of Landlord or Tenant, to execute, acknowledge and deliver, to and for the benefit of Landlord, an estoppel certificate confirming with respect to such sublease the information set forth in SECTION 14.1 hereof.

     Section 9.9. Tenant covenants and agrees that all subleases hereafter entered into affecting the Premises shall provide that (a) they are subject to this Lease, (b) the term thereof should end not less than one (1) day prior to the Expiration Date hereof, unless Landlord shall consent otherwise, which consent may be withheld in Landlord's sole discretion, (c) the Subtenants will not do, authorize or execute any act, deed or thing whatsoever or fail to take any such action which will or may cause Tenant to be in violation of any of its obligations under this Lease, (d) the Subtenants will not pay rent or other sums under the subleases with Tenant for more than one (1) month in advance, (e) the Subtenants shall give to Landlord at the address and otherwise in the manner specified in SECTION 19.8 hereof, a copy of any notice of default by Tenant as the landlord under the subleases at the same time as, and whenever, any such notice of default shall be given by the Subtenants to Tenant, and (f) in the event of the termination or expiration of this Lease prior to the Expiration Date hereof, any such Subtenant, at Landlord's election, shall be obligated to attorn to and recognize Landlord as the lessor under such Sublease, in which event such Sublease shall continue in full force and effect as a direct lease between Landlord and the Subtenant upon all the terms and conditions of such Sublease, except as hereinafter provided. Any attornment required by Landlord of such Subtenant shall be effective and self-operative as of the date of any such termination or expiration of this Lease without the execution of any further instrument; PROVIDED, HOWEVER, that such Subtenant shall agree, upon the request of Landlord, to execute and deliver any such instruments in recordable form and otherwise in form and substance satisfactory to Landlord to evidence such attornment. With respect to any attornment required by Landlord of any Subtenant hereunder, (i) at the option of Landlord, Landlord shall recognize all rights of Tenant as the lessor under such sublease and the Subtenant thereunder shall be obligated to Landlord to perform all of the obligations of the Subtenant under such sublease and (ii) Landlord shall have no liability, prior to its becoming lessor under such Sublease, to such Subtenant nor shall the performance by such Subtenant of its obligations under the sublease, whether prior to or after any such attornment, be subject to any defense, counterclaim or setoff by reason of any default by Tenant in the performance of any obligation to be performed by Tenant as lessor under such sublease, nor shall Landlord be bound by any prepayment of more than one (1) month's rent unless such prepayment shall have been expressly approved in writing by Landlord. The provisions of this SECTION
9.9 shall survive the expiration or earlier termination of the Term.

     Section 9.10. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of Title 11 of the United States Code or any statute of similar purpose or nature (the "BANKRUPTCY CODE") to any person or entity who shall have made a BONA FIDE offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall file any application or motion with a court of competent jurisdiction for authority and approval to enter into such assumption and assignment. Such notice shall set forth (a) the name and address of the assignee, (b) all of the terms and conditions of such offer, and (c) the proposal for providing adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in
Section 365 of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

     Section 9.11. The provisions of SECTIONS 9.8, 9.9 and 9.10 hereof shall survive the expiration or earlier termination of this Lease.

     Section 9.12. In no event shall Tenant mortgage, encumber, pledge, grant a security interest in, collaterally assign or conditionally transfer this Lease or removable trade fixtures incorporated in or used in connection with the Premises or any Subleases or any of the rents, issues and profits therefrom, other than the grant of a security interest in Tenant's leasehold interest.

                                   ARTICLE 10

                                 SUBORDINATION

     Section 10.1. This Lease shall be subject and subordinate to all Mortgages now or hereinafter in effect and to all renewals, modifications, consolidations, replacements and extensions of any such Mortgages; PROVIDED, HOWEVER, that the Mortgagee of such Mortgage shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, unless necessary under applicable law for the Mortgagee to foreclose, or if there shall be a foreclosure of such Mortgage, such Mortgagee shall not evict Tenant, disturb Tenant's leasehold estate or rights hereunder, in all events provided that no Event of Default then exists (any such agreement, or any agreement of similar import, from a Mortgagee being hereinafter called a "NON-DISTURBANCE AGREEMENT"), and Tenant shall attorn to the Mortgagee or any successor-in-interest to Landlord or the Mortgagee. This
SECTION 10.1 shall be self-operative and no further instrument of subordination other than a Non-Disturbance Agreement shall be required to make the interest of any Mortgagee superior to the interest of Tenant hereunder. Notwithstanding the previous sentence, however, Tenant shall, together with the Mortgagee, execute and deliver promptly each Non-Disturbance Agreement that Landlord may request to effect such subordination. If Tenant fails to execute and deliver to Landlord any Non-Disturbance Agreement delivered to Tenant for Tenant's execution within ten (10) days after Tenant's receipt of the same, (1) such failure shall constitute an Event of Default hereunder until such time as it has been delivered to Landlord, (2) Tenant shall be deemed to have agreed to all of the terms and provisions of such Non-Disturbance Agreement, and (3) Tenant shall thereafter be estopped from disclaiming any of the obligations, benefits and burdens set forth therein including, without limitation, (i) the subordination of this Lease to any deed of trust, mortgage, ground lease or similar instruments, (ii) any non-disturbance rights provided to Tenant therein, and
(iii) any attornment agreements of Tenant set forth therein. If, in connection with the financing of the Premises, any lending institution or Landlord shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease or materially increase the other obligations of Tenant under this Lease or materially and adversely affect the rights of Tenant under this Lease, Tenant shall make such modifications. The standards (i.e., time and manner of giving such consent and standard of reasonableness, if applicable) of a Mortgagee's consent with respect to this Lease shall be materially consistent with those to which Landlord is subject under this Lease. Any Non-Disturbance Agreement may be made on the condition that neither the Mortgagee nor anyone claiming by, through or under such Mortgagee shall be:

     (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord);

     (b) bound by any payment of Rent which Tenant might have paid for more than the current month to any prior Landlord (including, without limitation, the then defaulting Landlord);

     (c) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Landlord succeeded to any prior Landlord's interest other than the reimbursement payments required to made to Tenant in ARTICLE 2 above;

     (d) bound by any obligation to perform any work or to make improvements to the Premises other than the obligations of the Landlord set forth in this Lease;

     (e) bound by any modification, amendment or supplement to this Lease made without the prior written consent of the Mortgagee; or

     (f) bound by any security deposit for Tenant's obligations under this Lease unless such deposit is actually received by Mortgagee.

     If required by any Mortgagee, Tenant promptly shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of any Mortgage to attorn to such Mortgagee, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Non-Disturbance Agreement proposed by any Mortgagee which conforms with the provisions of this SECTION 10.1. Any Non-Disturbance Agreement may also contain other terms and conditions as may otherwise be required by any Mortgagee which do not increase Tenant's monetary obligations or materially and adversely affect the rights or obligations of Tenant under this Lease.

     Section 10.2. Provided Tenant has received written notice of the name and address for notices of a Mortgagee, Tenant agrees to give to such Mortgagee copies of all notices given by Tenant of default by Landlord under this Lease at the same time and in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord. Such Mortgagee shall have the right to remedy any default under this Lease, or to cause any default of Landlord under this Lease to be remedied, and for such purpose Tenant hereby grants such Mortgagee such period of time as may be reasonable to enable such Mortgagee to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default which is a default. Tenant shall accept performance by such Mortgagee of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No default under the Lease shall exist or shall be deemed to exist (i) as long as such Mortgagee, in good faith, shall have commenced to cure such default and shall be prosecuting the same to completion with reasonable diligence, subject to Force Majeure Delays (as defined in SECTION 19.16 below), or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by such Mortgagee, as long as such Mortgagee, in good faith, shall have notified Tenant that such Mortgagee intends to institute proceedings under the Mortgage and, thereafter, as long as such proceedings shall have been instituted and shall prosecute the same with reasonable diligence and, after having obtained possession, prosecutes the cure to completion with reasonable diligence. The Lease shall not be assigned (subject to the provisions of ARTICLE 9) by Tenant or modified, amended or terminated without such Mortgagee's prior written consent in each instance. In the event of the termination of the Lease by reason of any default thereunder or for any other reason whatsoever except the expiration thereof, upon such Mortgagee's written request, given within thirty
(30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to such Mortgagee or its designee or nominee a new lease of the Premises for the remainder of the Term of the Lease upon all of the terms, covenants and conditions of this Lease. Neither such Mortgagee nor its designee or nominee shall become liable under the Lease unless and until such Mortgagee or its designee or nominee becomes, and then only for so long as such Mortgagee or its designee or nominee remains, the fee owner of the Premises. Such Mortgagee shall have the right, without Tenant's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of such Mortgage.

                                   ARTICLE 11

                             OBLIGATIONS OF TENANT

     Section 11.1. Tenant shall promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all Federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Premises (or any part thereof) and/or the use and occupation thereof by Tenant which relate to Tenant's use and/or occupancy of the Premises, whether any of the same relate to or require (i) structural changes to or in and about the Premises, or (ii) changes or requirements incident to or as the result of any use or occupation thereof or otherwise (collectively, the "REQUIREMENTS"), and subject to ARTICLE 7, Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto provided that the same relate to Tenant's use and/or occupancy of the Premises. Notwithstanding anything to the contrary contained in this Lease, during the period of time, if any, in which Landlord has a right pursuant to this Lease to use the Landlord's Storage Area, Tenant shall have no obligations or liabilities with respect to violations and/or noncompliance with any Requirements which result from either (1) the condition of the Landlord's Storage Area, or (2) the use or occupancy of the Landlord's Storage Area.

     Section 11.2. Tenant agrees to give Landlord notice of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting in a material adverse manner (i) the Premises,
(ii) Tenant's use thereof, or (iii) the financial condition of Tenant, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to the Premises, or otherwise brought to the attention of Tenant, by mailing within five (5) business days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of Tenant, a copy of each and every one thereof to Landlord. At the same time, Tenant will inform Landlord as to the work which Tenant proposes to do or take in order to comply therewith (excluding, however, any work required with respect to the Landlord's Storage Area if Landlord then has a right pursuant to this Lease to use such area). Notwithstanding the foregoing, however, if such work would require any Alterations which would, in Landlord's opinion, reduce the value of the Premises or change the general character, design or use of the Building or other improvements thereon, and if Tenant does not desire to contest the same, Tenant shall, if Landlord so requests, defer compliance therewith in order that Landlord may, if Landlord wishes, contest or seek modification of or other relief with respect to such Requirements, so long as Tenant is not put in violation of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any such governmental departments or agencies or authorities, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant's expense, to comply with such Requirements, or such Requirements as modified, whenever Landlord shall so direct.

     Section 11.3. Except in the case of the gross negligence or willful misconduct of Landlord or its agents, BUT SPECIFICALLY INCLUDING SUCH PARTY'S NEGLIGENCE OTHER THAN GROSS NEGLIGENCE, Tenant shall defend, indemnify and save harmless Landlord, any partners of Landlord, any partners of any partners of Landlord and any officers, stockholders, directors or employees of any of the foregoing (collectively, "INDEMNIFIED PARTIES"), from (a) any and all liabilities, claims, causes of actions, suits, damages and expenses (collectively, "CLAIMS") arising from or under this Lease or Tenant's use, occupancy and operations of, in or about the Premises prior to or during the Term; and (b) all costs, expenses and liabilities incurred, including actual and customary attorney's fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel to be selected by Tenant but otherwise satisfactory to such Indemnified Party in its reasonable discretion. Tenant or its counsel shall keep each Indemnified Party fully informed at all times of the status of such defense. Notwithstanding the foregoing, an Indemnified Party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability in excess of Five Million Dollars ($5,000,000), and Tenant shall pay the actual and customary fees and disbursements of such attorneys. The provisions of this SECTION 11.3 shall survive the expiration or earlier termination of this Lease.

     Section 11.4. If at any time prior to or during the Term (or within the statutory period thereafter if attributable to Tenant), any mechanic's or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or suffered against Tenant, shall be filed against the Premises or any part thereof, Tenant, at its sole cost and expense, shall cause the same to be discharged by payment, bonding or otherwise, within ten (10) days after the filing thereof unless such lien or order is contested by Tenant in good faith and Tenant provides sufficient security or evidence of financial ability, in each case to the reasonable satisfaction of Landlord, to pay the amount of such lien or order. Tenant shall, upon notice and request in writing by Landlord, defend for Landlord, at Tenant's sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In default of Tenant's procuring the discharge of any such lien as aforesaid Landlord may, without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent forthwith.

     Section 11.5. Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant upon or in connection with the Premises, and no mechanic's or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest of Landlord in and to the Premises or any alterations, repairs, or improvements to be erected or made thereon. Nothing contained in this Lease shall be deemed or construed in any way as constituting the request or consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises.

     Section 11.6. Neither Landlord nor its agents shall be liable for any loss of or damage to the property of Tenant or others by reason of casualty, theft or otherwise, or for any injury or damage to persons or property resulting from any cause of whatsoever nature, INCLUDING THAT WHICH IS CAUSED BY OR ARISES BY THE NEGLIGENCE OF LANDLORD OR ITS AGENTS OTHER THAN THEIR GROSS NEGLIGENCE, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

     Section 11.7. Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever, including, but not limited to, water, steam, heat, gas, oil, hot water, and/or electricity, all of which Tenant represents and warrants that Tenant has obtained from the public utility supplying the same, at Tenant's sole cost and expense. Upon Tenant's written request, however, Landlord agrees to cooperate with Tenant (at no cost to Landlord) with respect to such services.

     Section 11.8. Landlord shall defend, indemnify and save harmless Tenant, any partners of Tenant, any partners of any partners of Tenant and any officers, stockholders, directors or employees of any of the foregoing, from (a) any and all Claims arising from or in connection with (i) the construction of the Demising Wall and Related Improvements and the completion of the Restoration Work, and (ii) Landlord's access to, or the use or occupancy of, the Landlord's Storage Area during the Term, and (b) all costs, expenses and liabilities incurred, including actual and customary attorneys' fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims.

                                   ARTICLE 12

                          DEFAULT BY TENANT; REMEDIES

     Section 12.1. Each of the following shall be deemed an event of default (an "EVENT OF DEFAULT") and a breach of this Lease by Tenant:

     (a) If Tenant shall fail to pay the Fixed Rent or any Tenant's Expense Payment as and when due hereunder and such failure continues for a period of five (5) days after written notice of such failure has been delivered to Tenant (provided, however, that Landlord shall not be required to send more than two
(2) such notices to Tenant during any consecutive twelve (12) month period, and thereafter it shall be an Event of Default if Tenant shall fail to pay the Fixed Rent or any Tenant Expense Payment when due).

     (b) If Tenant shall fail to pay any Additional Rent required to be paid by Tenant hereunder and such failure continues for a period of twenty (20) days after written notice of such failure has been delivered to Tenant (provided, however, that Landlord shall not be required to send more than two (2) such notices to Tenant during any consecutive twelve (12) month period, and thereafter it shall be an Event of Default if Tenant shall fail to pay any Additional Rent when due).

     (c) If Tenant shall default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, or if such default is of such a nature that it can be remedied, then if such default shall continue for thirty (30) days after written notice by Landlord to Tenant (or if such default is of such a nature that it cannot be completely remedied within said thirty (30) day period, then if Tenant does not agree in writing within such thirty (30) day period to cure the same, commence and thereafter diligently prosecute the cure and complete the cure within a reasonable period of time under the circumstances after such original written notice of default by Landlord to Tenant, but in any event prior to the time such failure would result in a violation of applicable laws or a default by Landlord under any Mortgage).

     (d) The occurrence and continuance of a Vacation of the Premises (as hereinafter defined) or a Material Abandonment of the Premises (as hereinafter defined).

     (e) If Tenant shall transfer all or any of its interest in this Lease without compliance with the provisions of this Lease applicable thereto.

     (f) Tenant fails or refuses to execute any subordination agreement required pursuant to ARTICLE 10 or estoppel certificate required pursuant to ARTICLE 14 within ten (10) business days after Tenant's receipt thereof.

     (g) Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain.

     (h) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or any improvements of part thereof if such lien is not released, bonded or otherwise provided for by indemnification satisfactory to Landlord within thirty (30) days after Tenant first obtains actual knowledge of such lien.

As used in this Lease, the phrase "VACATION OF THE PREMISES" shall mean vacating the Premises without providing a reasonable level of security to minimize the potential for vandalism, or where the coverage of the property insurance under either or both of SECTIONS 6.1(A) OR 7.3 above is jeopardized as a result thereof, and the phrase "MATERIAL ABANDONMENT OF THE PREMISES" shall mean the abandonment by Tenant of the Premises for ten (10) business days during any period of time in which an Event of Default has occurred and is continuing.

     Section 12.2. Upon the occurrence and during the continuance of an Event of Default, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by allowing interest at the rate of ten percent (10%) per annum, and the worth at time of award of the amount referred to in provision
(iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover damages under this Article 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Section 12.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also constitute the notice required by Section 12.1. In such case, the applicable grace period required by
Section 12.1 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the Event of Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

     (b) Continue the Lease and Tenant's right to possession and recover the Rent as it becomes due, in which event Tenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord's interests, shall not constitute a termination of the Tenant's right to possession.

     (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.

     Section 12.3. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this
ARTICLE 12. Tenant shall execute, acknowledge and deliver any instruments which Landlord may request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

     Section 12.4. The Rent payable by Tenant hereunder and each and every installment thereof, and all costs, actual and customary attorneys' fees and disbursements and other expenses which may be incurred by Landlord in enforcing the provisions of this Lease on account of any delinquency of Tenant in carrying out the provisions of this Lease shall be and they hereby are declared to constitute a valid lien upon the interest of Tenant in this Lease and in the Premises.

     Section 12.5. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any other sums payable by Tenant to Landlord pursuant to this ARTICLE 12, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired by limitation had there been no Event of Default by Tenant and termination.

     Section 12.6. Nothing contained in this ARTICLE 12 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this
ARTICLE 12.

     Section 12.7. No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceedings, order, suit or judgment, all such monies collected being deemed payments on account of tenant's liability hereunder.

     Section 12.8. Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

     Section 12.9. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 12.10. In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to a decree compelling performance of any of the provisions hereof, and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     Section 12.11. Tenant shall pay to Landlord all costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant also shall pay to Landlord all costs and expenses, including, without limitation, actual and customary attorneys' fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses and attorneys' fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid, with interest and costs, shall be paid by Tenant to Landlord on demand.

     Section 12.12. If an Event of Default shall occur under this Lease and Tenant shall fail to cure the same, Landlord may (a) perform the same for the account of Tenant and/or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, with interest thereon at the Default Rate and such amounts shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord immediately upon demand therefor. Default Rate shall have the meaning ascribed to it in ARTICLE B of this Lease; PROVIDED, HOWEVER, that for purposes of this ARTICLE 12, such Default Rate shall never exceed the maximum non-usurious rate permitted by applicable law.

     Section 12.13. If Tenant shall fail to pay any installment of Fixed Rent when due or any Additional Rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Fixed rent or such Additional Rent, as the case may be, interest on the amount unpaid at the Default Rate, computed from the date such payment was due to and including the date of payment. If an Event of Default shall occur, Tenant agrees that Landlord shall not be liable for any damages suffered by Tenant as a result of Landlord's exercising its remedies under Section 12.2 CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

                                   ARTICLE 13

                                   NO WAIVER

     Section 13.1. No receipt of moneys by Landlord from Tenant after the termination or cancellation of this Lease shall reinstate, continue or extend the term, or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Fixed Rent or Additional Rent then due, or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without, in any manner whatsoever, affecting such notice, proceeding, suit, action, order or judgment; and any and all such moneys collected shall be deemed to be payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

     Section 13.2. The failure of Landlord or Tenant to enforce any agreement, condition, covenant or term, by reason of its breach by Tenant or Landlord, as the case may be, shall not be deemed to void, waive or affect the right of Landlord or Tenant to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach.

     Section 13.3. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future performance of such terms, covenants and conditions. The receipt by Landlord, or payment by Tenant, of Rent with knowledge of the breach of any of such terms, covenants and conditions shall not be deemed a waiver of such breach. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statements shall not, of itself, constitute any change in or termination of this Lease. No surrender of the Premises by Tenant (prior to any termination of this Lease) shall be valid unless consented to in writing by Landlord. In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree compelling performance of any of such terms, covenants and conditions.

                                   ARTICLE 14

                              ESTOPPEL CERTIFICATE

     Section 14.1. Tenant agrees that it shall, at any time and from time to time upon not less than ten (10) days' prior notice by Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent and Additional Rent have been paid, and stating whether or not Landlord is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the Commencement Date and Expiration Date for the current Term and any other matters reasonably requested by Landlord; it being intended that any such statement delivered pursuant to this ARTICLE 14 may be relied upon by Landlord or any prospective purchaser of the Premises or any Mortgagee thereof or any assignee of any Mortgage upon the Premises.

                                   ARTICLE 15

                                QUIET ENJOYMENT

     Section 15.1. Tenant, upon payment of the Rent herein reserved and upon the due performance and observance of all the covenants, conditions and agreements herein contained on Tenant's part to be performed and observed, shall and may at all times during the Term peaceably and quietly have, hold and enjoy the Premises without any manner of suit, trouble or hindrance of and from any person claiming by, through or under Landlord, subject, nevertheless, to the terms and provisions of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make a deduction from or offset against the Fixed Rent or any Additional Rent, or to fail to perform any other obligation of Tenant hereunder.

                                   ARTICLE 16

                                   SURRENDER

     Section 16.1. Tenant shall, on the last day of the Term, or upon the sooner termination of the Term, quit and surrender to Landlord the Premises vacant, free of all equipment, furniture and other movable personal property of Tenant, and in the same good order and condition as on the Commencement Date, and Tenant shall remove or demolish all of the fixtures, structures and other improvements which Landlord shall have elected to cause Tenant to remove pursuant to and in accordance with SECTION 5.7 hereof. Tenant's obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term. Notwithstanding the foregoing, if, on the last day of the Term, Landlord then has a right pursuant to this Lease to use the Landlord's Storage Area, Tenant shall only have an obligation to quit and surrender the Landlord's Storage Area to Landlord in its condition existing on such day.

     Section 16.2. Upon the expiration of the Term, all Fixed Rent and Additional Rent and other items payable by Tenant under this Lease shall be apportioned to the date of termination.

     Section 16.3. Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this Lease. Tenant agrees to indemnify Landlord against and save Landlord harmless from all costs, claims, loss or liability excluding consequential damages) resulting from the failure or delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such failure or delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the Fixed Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration or sooner termination of the Term, then Tenant shall pay to Landlord, as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term, in addition to any sums payable pursuant to the foregoing indemnity, a sum equal to the higher of the then fair market rental value of the Premises, taking into account the effect of all material factors reasonably relevant to such determination, or one and one-half (1 1/2) times the aggregate of the Fixed Rent which was payable under this Lease with respect to the last month of the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term. If Tenant holds over in possession after the expiration or termination of the Term, such holding over shall not be deemed to extend the Term or renew this Lease, but the tenancy thereafter shall continue as a tenancy from month to month upon the terms and conditions of this Lease at the Fixed Rent as herein increased. Tenant hereby waives the benefit of any law or statute in effect in the state where the Premises is located which would contravene or limit the provisions set forth in this SECTION 16.3. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 17

                                     ACCESS

     Section 17.1. In addition to Landlord's rights, if any, with respect to the Landlord's Storage Area as provided in this Lease (including, without limitation, SECTION 1.3 above), Landlord shall at all times during the Term have the right and privilege to enter the Premises at reasonable times during business hours for the purpose of inspecting the same or for the purpose of showing the same to prospective purchasers or Mortgagees thereof. Landlord shall also have the right and privilege at all times during the Term to post notices of nonresponsibility for work performed by or on behalf of Tenant.

     Section 17.2. In addition to Landlord's rights, if any, with respect to the Landlord's Storage Area as provided in this Lease (including, without limitation, SECTION 1.3 above), Landlord shall at all times during the Term have the right to enter the Premises or any part thereof, following reasonable notice from Landlord and so long as Landlord uses its reasonable best efforts to not unduly interfere with Tenant's normal business operations, for the purpose of making such repairs or Alterations therein as Landlord deems necessary or advisable, but such right of access shall not be construed as obligating Landlord to make any repairs to or replacements to the Premises or as obligating Landlord to make any inspection or examination of the Building. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises or any part thereof without prior notice to Tenant.

                                   ARTICLE 18

                             ENVIRONMENTAL MATTERS

     Section 18.1. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household and/or office cleaning materials, Tenant will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under, from or about the Premises or transport to or from the Premises any Hazardous Substance and will use its best efforts not to allow or suffer any other person or entity (other than Landlord) to do so.

     Section 18.2. Tenant shall keep and maintain the Premises (other than the Landlord's Storage Area if Landlord then has a right pursuant to this Lease to use such area) in compliance with, and shall use its best efforts not to cause, permit or suffer the Premises (other than the Landlord's Storage Area if Landlord then has a right pursuant to this Lease to use such area) to be in violation of any Environmental Law (as defined below).

     Section 18.3. Tenant shall give prompt written notice to Landlord of:

     (a) becoming aware of any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Substance on, under, from or about the Premises or the migration thereof to or from other property;

     (b) the commencement, institution or threat of any proceeding, inquiry or action by or notice from any local, state or federal governmental authority with respect to the use or presence of any Hazardous Substance on the Premises or the migration thereof from or to other property;

     (c) all claims made or threatened by any third party against Tenant or the Premises relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance;

     (d) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law, or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law; and

     (e) obtaining knowledge of any incurrence of expense by any governmental authority or others in connection with the assessment, containment or removal of any Hazardous Substance located on, under, from or about the Premises or any property adjoining or in the vicinity of the Premises.

     Section 18.4. Landlord shall have the right, but not the obligation, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Premises in connection with any Environmental Law and have its actual and customary attorneys' fees in connection therewith paid by Tenant or be defended by Tenant from and against any such proceedings or actions with counsel chosen by Landlord (provided that Landlord and Tenant shall attempt, in good faith, to agree on one counsel to represent both Landlord and Tenant, if in Landlord's good faith determination such joint representation is feasible or appropriate under the circumstances), and shall have the right to make inquiry of and disclose all information to appropriate governmental authorities when advised by counsel that such disclosure may be required under applicable law; provided, however, that the foregoing obligations of Tenant shall not apply to any legal proceedings or actions initiated with respect to the Premises that result from any actions or inaction of Landlord with respect to the Landlord's Storage Area.

     Section 18.5. Without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall not take any remedial action in response to the presence of any Hazardous Substance on, under, from or about the Premises, nor enter into any settlement, consent or compromise which might, in Landlord's reasonable judgment, impair the value of Landlord's interest in the Premises under this Lease; PROVIDED, HOWEVER, that Landlord's prior consent shall not be necessary if the presence of Hazardous Substance on, under, from or about the Premises either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not practical or possible to obtain Landlord's consent before taking such action. In such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, where such consent is required hereunder, if either
(i) a particular remedial action is ordered by a court or any agency of competent jurisdiction, or (ii) Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action which would result in less impairment of Landlord's security hereunder.

     Section 18.6. Tenant shall protect, indemnify and hold harmless Landlord and each Mortgagee, their respective directors, officers, partners employees, agents, successors and assigns from and against any and all claim, loss, damage, cost, expense, liability, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, attorneys' fees and costs) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this
ARTICLE 18 or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Premises caused by Tenant or any employees, agents, licensees, sublessees, contractors or subcontractors of Tenant during the Term, or any other activity carried on or undertaken on or off the Premises during the Term by Tenant, any employees, agents, licensees, sublessees, contractors or subcontractors of Tenant, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance at any time located or present on, under, from or about the Premises, including, without limitation: (i) all consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Premises and the preparation and implementation of any closure, remedial or other required plans including, without limitation: (A) the costs of removal or remedial action incurred by the United States Government or the state in which the Premises are located, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction or loss, incurred pursuant any Environmental Law; (B) the clean-up costs, fines, damages or penalties incurred pursuant to the provisions of applicable state law; and (C) the cost and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal; and
(iii) liability for personal injury or property damage, including damages assessed for the maintenance of the public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity; provided, however, the foregoing indemnity shall not cover any matter arising as a result of, or in connection with, the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Premises caused by Landlord or any employees, agents, licensees, sublessees, contractors or subcontractors of Landlord during the Term, or any other activity carried on or undertaken on or off the Premises during the Term by Landlord, any employees, agents, licensees, sublessees, contractors or subcontractors of Landlord, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance at any time located or present on, under, from or about the Premises.

     Except as expressly limited above, the foregoing indemnity shall further apply to any residual contamination on, under, from or about the Premises, or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such Hazardous Substance, and irrespective of whether any of such activities were or will be undertaken in accordance with Environmental Law or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S.C.
Section 9607(e)(1), and any successor section thereof and shall survive expiration or earlier termination of this Lease and any transfer of all or a portion of the Premises by Tenant.

     The foregoing indemnity shall in no manner be construed to limit or adversely affect Landlord's rights under this ARTICLE 18, including, without limitation, Landlord's rights to approve any Remedial Work (as defined below) or the contractors and consulting engineers retained in connection therewith. Notwithstanding anything to the contrary contained in this Lease, in no event will Tenant have any liability or obligation under this Lease or with respect to the Premises for Hazardous Substances existing in, on, under or about the Premises on the Commencement Date or any violation of Environmental Laws prior to or existing on the Commencement Date.

     Section 18.7. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "REMEDIAL WORK") is required by any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Premises (or any portion thereof other than the Landlord's Storage Area if Landlord then has a right pursuant to this Lease to use such area), Tenant shall within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion within such period of time as may be required under any applicable law, regulation, order or agreement, all such Remedial Work at Tenant's sole expense in accordance with the requirements of any applicable governmental authority or Environmental Law. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Landlord, and under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's actual and customary attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to complete the Remedial Work within the time required above, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith shall become part of the indebtedness secured hereby.

     Section 18.8. All costs and expenses incurred by Landlord under this
Article 18 shall be immediately due and payable as Additional Rent upon demand and shall bear interest at the Default Rate from the date of notice of such payment by Landlord and the expiration of any grace period provided herein until repaid.

     Section 18.9. "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, hazardous waste or the environmental conditions on, under, from or about the Premises, including, without limitation, the laws listed in the definition of Hazardous Substances below.

     Section 18.10. "HAZARDOUS SUBSTANCES" shall mean any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as a "hazardous substance", "hazardous waste" or "hazardous material" under any federal, state or local statute, regulation or ordinance applicable to a Real Property, as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time, including, without limitation, the following:
(i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 ET SEQ.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 ET. SEQ.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 ET. SEQ.); (vi) the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET. SEQ.); (v) the Clean Air Act (33 U.S.C. ss. 1251 ET. SEQ.);
(vi) the Clean Air Act (42 U.S.C. ss. 7401 ET. SEQ.);

(vii) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300f ET. SEQ.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. ss. 3421); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. ss. 1101 ET. SEQ.).

     Section 18.11. All representations, warranties, covenants and indemnities of Tenant in this ARTICLE 18 shall continue to be binding upon Tenant, and its successors and assigns, after the expiration or earlier termination of this Lease.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

     Section 19.1. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage excluding any claim for personal injury or property damage.

     Section 19.2. Tenant and the other parties occupying a part of the Premises pursuant to a lease or license arrangement with Tenant may place a sign on the Premises to indicate the nature of the business of Tenant and such parties. The sign shall be lawful under applicable sign codes and subdivision covenants.

     Section 19.3.

     (a) The term "LANDLORD" as used herein shall mean only the owner or the mortgagee in possession for the time being of the Premises, so that in the event of any sale, transfer or conveyance of the Premises Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter accruing hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or grantee at any such sale, transfer or conveyance that such purchaser, transferee or grantee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

     (b) The term "TENANT" as used herein shall mean the tenant named herein, and from and after any valid assignment or transfer in whole of said Tenant's interest under this Lease pursuant to the provisions of ARTICLE 9, shall mean only the assignee or transferee thereof; but the foregoing shall not release the assignor or transferor from liability under this Lease.

     (c) The words "ENTER", "RE-ENTER", "ENTRY" and "RE-ENTRY" as used in this Lease shall not be restricted to their technical legal meaning.

     (d) The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "SUCCESSOR AND ASSIGNS" or "SUCCESSORS OR ASSIGNS" of Landlord or Tenant shall be deemed to include the heirs, executors, administrators, representatives and assigns of any individual Landlord or Tenant.

     Section 19.4. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

     Section 19.5. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

     Section 19.6. This Lease contains the entire agreement between the parties and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of any such modification is sought. All prior understandings and agreements between the parties and all prior working drafts of this Lease are merged in this Lease, which alone expresses the agreement of the parties. The parties agree that no inferences shall be drawn from matters deleted from any working drafts of this Lease.

     Section 19.7. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and, except as is otherwise provided herein, their assigns.

     Section 19.8. Notice whenever provided for herein shall be in writing and shall be given either by personal delivery, overnight express mail or by certified or registered mail, return receipt requested, to Landlord and Tenant at their respective addresses set forth in Article A above, or to such other persons or at such other addresses as may be designated from time to time by written notice from either party to the other. Notices shall be deemed given (i) when delivered personally if delivered on a business day (or if the same is not a business day, then the next business day after delivery), (ii) three (3) business days after being sent by United States mail, registered or certified mail, postage prepaid, return receipt requested or (iii) if delivery is made by Federal Express or a similar, nationally recognized overnight courier service for 9:00 a.m. delivery, then on the date of delivery (or if the same is not a business day, then the next business day after delivery), if properly sent and addressed in accordance with the terms of this SECTION 19.8.

     Section 19.9. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

     Section 19.10. Tenant represents and warrants to Landlord that Tenant has not dealt with any real estate broker in connection with this Lease. Tenant agrees to indemnify Landlord and save Landlord harmless from any and all claims for brokerage commissions by any other person, firm, corporation or other entity claiming to have brought about this Lease transaction. Landlord represents and warrants to Tenant that Landlord has not dealt with any real estate broker in connection with this Lease. Landlord agrees to indemnify Tenant and save Tenant harmless from any and all claims for brokerage commissions by any other person, firm, corporation or other entity claiming to have brought about this Lease transaction. The provisions of this SECTION 19.10 shall survive the expiration or earlier termination of this Lease.

     Section 19.11. Tenant is and shall be in exclusive control and possession of the Premises, and Landlord shall not, in any event whatsoever, be liable for any injury or damage to any property or to any person happening in, on or about the Premises, nor for any injury or damage to any property of Tenant, or of any other person or persons contained therein unless the same is caused by Landlord's negligent acts or omissions. The provisions hereof, including without limitation ARTICLE 17, permitting Landlord to enter and inspect the Premises are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions hereof, and if Landlord so desires, to do such acts as Tenant shall fail to do.

     Section 19.12. A memorandum of this Lease as set forth on EXHIBIT "B" attached hereto and incorporated herein by this reference shall be recorded by Tenant at its sole cost and expense. Tenant shall also execute and deliver to Landlord, in recordable form, a properly acknowledged quitclaim deed with Landlord as the transferee, which quitclaim deed shall (i) extinguish all of the Tenant's rights and interest in and to the Premises, and (ii) be held in trust by Landlord on the condition that it may only be recorded by Landlord after the expiration or any earlier termination of this Lease (but not prior thereto). Landlord covenants and agrees to so hold such quitclaim deed and not to record the same prior to the expiration or earlier termination of this Lease.

     Section 19.13. The parties took equal part in drafting this Lease and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Lease.

     Section 19.14. In the event of a default by Tenant, following the expiration of the applicable cure period, if any, Tenant shall and hereby does appoint Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any documents provided for in SECTION 14.1 for and in the name of Tenant, such power, being coupled with an interest, being irrevocable.

     Section 19.15. Time is strictly of the essence with respect to each and every term and provision of this Lease.

     Section 19.16. The time within which either party hereto shall be required to perform any act under this Lease, other than the payment of money, shall be extended by a period of time equal to the number of days during which performance of such act is delayed by strikes, lockouts, acts of God, governmental restrictions, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any governmental or regulatory body, enemy action, civil disturbance, fire, unavoidable causalities or any other cause beyond the reasonable control of either party hereto (but excluding delays due to financial inability) (all of the foregoing are herein collectively called "FORCE MAJEURE DELAYS").

     Section 19.17. The provisions of this Section shall not apply to nor operate to excuse Tenant from the payment of Rent strictly in accordance with this Lease. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgement against Landlord, such judgment shall be satisfied only out of right, title and interest of Landlord in the Premises as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interests in the Premises as herein expressly provided. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable for consequential or special damages for a breach of or default under this Lease.

                                   ARTICLE 20

                                RENEWAL OPTIONS

     Section 20.1. Section 20.1. Subject to and upon terms and conditions set forth herein, Landlord hereby grants to Tenant two (2) consecutive options (the "RENEWAL OPTIONS") to extend the Initial Term and the Expiration Date for a period of one year for the First Renewal Term (as defined in the EXHIBIT "C" attached hereto) and five years for the Second Renewal Term (as defined in EXHIBIT "C"), each such period commencing upon the then current Expiration Date upon the same terms and conditions set forth in this Lease except for the amount of Fixed Rent payable under this Lease (which amount shall be computed based on the applicable provisions of EXHIBIT "C"). The terms and conditions of the Renewal Options are more particularly set forth in the EXHIBIT "C" attached hereto.

     LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT SHALL CONTINUE TO PAY FIXED RENT AND ALL ADDITIONAL RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     The parties hereto have executed this Lease as of the day and year first above set forth.

                      TENANT:

                      MARKETING SPECIALISTS SALES COMPANY, a Texas corporation


                      By:  ____________________________________________________
                           Name:   ____________________________________________
                           Title:  ____________________________________________



                      LANDLORD:

                      IPT PARTNERS, LLC, a California limited liability company

                      By: PETER SCOTT SWAYNE, Trustee of the Peter Scott Swayne Trust Est. 6/25/92, its managing member


                           By:  _______________________________________________
                           Name:  Peter Scott Swayne
                           Title:  Trustee

                                  EXHIBIT "A"

                            DESCRIPTION OF THE LAND

PARCEL A:

PARCEL 1, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON EXHIBIT "B" ATTACHED TO THAT CERTAIN LOT LINE ADJUSTMENT NO. LL-98-6, RECORDED JUNE 2, 1989 AS INSTRUMENT NO. 89-291942 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL B:

AN EASEMENT FOR INGRESS AND EGRESS, AND FOR THE PURPOSE OF CONSTRUCTING AND MAINTAINING SEWER MAIN, WATER MAINS, GAS MAINS, AND/OR ELECTRIC OR TELEPHONE CONDUITS, OVER THE SOUTHERLY 7.00 FEETOF:

THAT PORTION OF LOTS 6 AND 7 OF THE GLASSELL AND CHAPMAN TRACT, AS SHOWN ON A MAP RECORDED IN BOOK 5, PAGE 408 OF MISCELLANEOUS RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF SAID TRACT, SAID LINE ALSO BEING THE SOUTH LINE OF THE TRAVIS TRACT, AS PER MAP RECORDED IN BOOK 5, PAGE 120 OF MISCELLANEOUS RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, NORTH 89 (degree) 45' 00" WEST 935.22 FEET FROM THE NORTHEAST CENTER OF LOT 5 OF SAID GLASSELL AND CHAPMAN TRACT; THENCE NORTH 89 (degree) 45' 00" WEST 192.72 FEET TO A POINT ON THE EAST BANK OF SANTA ANA RIVER, SAID POINT BEING THE NORTHEASTERLY CORNER OF THE LAND DESCRIBED IN A DECREE OF PARTIAL DISTRIBUTION, RECORDED NOVEMBER 2, 1909 IN BOOK 176, PAGE 24 OF DEEDS, RECORDS OF ORANGE COUNTY; THENCE ALONG SAID DISTRIBUTION LINE, SOUTH 38 (degree) 45' 00" WEST 309.54 FEET TO THE NORTHEASTERLY LINE OF THE LAND DESCRIBED IN A DEED TO THE CALIFORNIA CENTRAL RAILWAY CO., RECORDED SEPTEMBER 13, 1889 IN BOOK 2, PAGE 108 OF DEEDS; THENCE CONTINUING ALONG SAID DISTRIBUTION LINE, SOUTH 22 (degree) 00' 00" WEST 309.54 FEET TO THE NORTHEASTERLY LINE OF THE LAND DESCRIBED IN A DEED TO THE CALIFORNIA CENTRAL RAILWAY CO., RECORDED SEPTEMBER 13, 1889 IN BOOK 2, PAGE 105 OF DEEDS; THENCE CONTINUING ALONG SAID DISTRIBUTION LINE, SOUTH 22 (degree) 00' 00" WEST 179.52 FEET; THENCE SOUTH 0 (degree) 30' 00" WEST 708.18 FEET TO THE INTERSECTION OF SAID DISTRIBUTION LINE WITH A LINE PARALLEL WITH AND NORTHERLY 12.00 FEET FROM THE SOUTHERLY LINE OF SAID TRACT; THENCE ALONG SAID PARALLEL LINE, SOUTH 89 (degree) 45' 00" EAST
448.80 FEET TO A POINT WHICH IS DISTANT NORTH 12.00 FEET AND WEST 99.00 FEET FROM THE NORTHEAST CORNER OF THE MARY C. THOMAS TRACT, AS PER MAP RECORDED IN BOOK 5, PAGE 168 OF MISCELLANEOUS RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, CALIFORNIA; THENCE NORTH 0 (degree) 30' 00" EAST 1120.02 FEET TO THE POINT OF BEGINNING.

EXCEPT THAT PORTION THEREOF LYING WITHIN ICKHOFF STREET, AS DESCRIBED IN THE FINAL ORDER OF CONDEMNATION RECORDED MARCH 20, 1967 IN BOOK 8203, PAGE 278 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEEDS TO THE CITY OF ORANGE RECORDED MARCH 23, 1973 IN BOOK 10609, PAGE 249 OF OFFICIAL RECORDS, AND RECORDED AUGUST 21, 1975 IN BOOK 10862, PAGE 054 OF OFFICIAL RECORDS.

PARCEL C:

AN EASEMENT FOR INGRESS AND EGRESS AND FOR THE PURPOSE OF CONSTRUCTING AND MAINTAINING SEWER MAIN, WATER MAINS, GAS MAINS AND/OR ELECTRIC OR TELEPHONE

CONDUITS OVER THAT PORTION OF LOT 6 OF THE GLASSELL AND CHAPMAN TRACT AS SHOWN ON A MAP RECORDED IN BOOK 5, PAGE 408 OF MISCELLANEOUS RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHERLY LINE OF SAID LOT 6, SAID POINT BEING DISTANT SOUTH 89 (degree) 45' 00" EAST 1242.78 FEET (18.83 CHAINS) FROM THE SOUTHEASTERLY CORNER OF LOT 8 IN SAID GLASSELL AND CHAPMAN TRACT; THENCE NORTH 0 (degree) 30' 00" EAST 12.00 FEET TO THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED TO HENRY HINRICHS, RECORDED APRIL 14, 1900 IN BOOK 48, PAGE 145 OF DEEDS, RECORDS OF ORANGE COUNTY, CALIFORNIA; THENCE SOUTH 89 (degree) 45' 00" EAST ALONG SAID SOUTHERLY LINE OF THE LAND OF HINRICHS, 316.80 FEET (4.80 CHAINS) TO THE SOUTHEASTERLY CORNER OF SAID LAND OF HINRICHS; THENCE SOUTH 0 (degree) 30' 00" EAST 12.00 FEET TO THE SOUTHERLY LINE OF SAID LOT 6; THENCE SOUTH 89 (degree) 45" 00" WEST ALONG SAID SOUTHERLY LINE OF LOT 6, A DISTANCE OF 316.80 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN THE LAND DESCRIBED IN DEED TO THE COUNTY OF ORANGE RECORDED AUGUST 31, 1966 IN BOOK 8035, PAGE 546 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE CITY OF ORANGE RECORDED DECEMBER 28, 1973 IN BOOK 11044, PAGE 682 OF OFFICIAL RECORDS.

PARCEL D:

AN EASEMENT FOR INGRESS AND EGRESS, AND FOR THE PURPOSE OF CONSTRUCTING AND MAINTAINING SEWER DRAIN, WATER MAINS, GAS MAINS, AND/OR ELECTRIC OR TELEPHONE CONDUITS OVER THAT PORTION OF LOTS 6 AND 7 OF THE GLASSELL AND CHAPMAN TRACT, AS SHOWN ON A MAP RECORDED IN BOOK 5, PAGE 408 OF MISCELLANEOUS RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, DESCRIBED AS
FOLLOWS:

BEGINNING AT A POINT OF THE SOUTHERLY LINE OF SAID LOT 6, SAID POINT BEING DISTANT SOUTH 89 (degree) 48' 00" EAST 1242.78 FEET (18.83 CHAINS) FROM THE SOUTHEASTERLY CORNER OF LOT 8 IN SAID GLASSELL AND CHAPMAN TRACT; THENCE NORTH 0 (degree) 30' 00" EAST 12.00 FEET TO THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED TO HENRY HINRICHS, RECORDED APRIL 14, 1900 IN BOOK 48, PAGE 145 OF DEEDS, RECORDS OF ORANGE COUNTY, CALIFORNIA; THENCE NORTH 89 (degree) 45' 00" WEST
132.00 FEET; THENCE SOUTH 0 (degree) 30' 00" WEST 12.00 FEET TO THE SOUTHERLY LINE OF SAID LOT 7; THENCE SOUTH 89 (degree) 45' 00" EAST 132.00 FEET ALONG SAID SOUTHERLY LINE OF LOTS 7 AND 6 TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION, IF ANY, LYING WESTERLY OF THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF SAID LAND OF HENRY HINRICHS.

                                  EXHIBIT "B"

     IPT PARTNERS, LLC, a California limited liability company ("LANDLORD"), and MARKETING SPECIALISTS SALES COMPANY, a Texas corporation ("TENANT"), have entered into that certain Lease Agreement (the "LEASE") dated as of May 2, 2000, for the lease of property located at 744 and 746 Eckhoff Street, Orange, California 92868. This Exhibit "B" (this "EXHIBIT") is attached to the Lease. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Lease.

                              MEMORANDUM OF LEASE

     The Lease is for a term of forty-eight (48) months and will commence on May 2, 2000, and end on May 2, 2004. The Lease provides that Tenant may, under certain circumstances, have a right to extend the Initial Term of the Lease for up to two (2) additional periods, for one (1) year and for five (5) years, respectively.

     The Premises includes the real property located in Orange County, California and more particularly described in the EXHIBIT A attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease effective as of the 2nd day of May, 2000.

                       TENANT:

                       MARKETING SPECIALISTS SALES COMPANY, a Texas corporation


                       By:  ____________________________________________________
                            Name:   ____________________________________________
                            Title:  ____________________________________________



                       LANDLORD:

                       IPT PARTNERS, LLC, a California limited liability company

                       By: PETER SCOTT SWAYNE, Trustee of the Peter Scott Swayne Trust Est. 6/25/92, its managing member


                            By:  _______________________________________________
                            Name:  Peter Scott Swayne
                            Title:  Trustee


                           [ACKNOWLEDGMENTS TO COME]

                                  EXHIBIT "C"

     IPT PARTNERS, LLC, a California limited liability company ("LANDLORD"), and MARKETING SPECIALISTS SALES COMPANY, a Texas corporation ("TENANT"), have entered into that certain Lease Agreement (the "LEASE") dated as of May 2, 2000, for the lease of property located at 744 and 746 Eckhoff Street, Orange, California 92868. This Exhibit "C" (this "EXHIBIT") is attached to the Lease. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Lease.

                                RENEWAL OPTIONS

     1. Tenant shall have the right to renew and extend the Initial Term with respect to the Premises upon and subject to the terms and conditions set forth below.

     2. Provided that, at such time, no Event of Default has occurred and is continuing, Tenant may renew the term of the Lease for two (2) additional periods of time (each renewal term is herein referred to as a "RENEWAL TERM") on the same terms provided in the Lease (except as set forth below) by delivering written notice of the exercise thereof to Landlord ("TENANT'S NOTICE OF EXERCISE") not later than nine (9) months prior to the expiration of the Initial Term or, if applicable, the First Renewal Term (as defined below). If Tenant fails to deliver Tenant's Notice of Exercise at least nine (9) months prior to the expiration of the Initial Term, Tenant's rights under this Exhibit shall terminate. The first Renewal Term (the "FIRST RENEWAL TERM") shall commence immediately upon the scheduled expiration of the Initial Term and shall expire (if not thereafter renewed) on the last day of the twelfth (12th) full calendar month thereafter, and upon Tenant's exercise of the second renewal option set forth in this Exhibit, the second Renewal Term (the "SECOND RENEWAL TERM") shall commence immediately upon the expiration of the First Renewal Term and expire on the last day of the sixtieth (60th) full calendar month thereafter.

     3. The exercise by Tenant of either of the renewal options set forth herein must be made, if at all, by Tenant's timely delivery to Landlord of Tenant's Notice of Exercise during the time period required by the preceding paragraph. Once Tenant exercises either renewal option, Tenant may not thereafter revoke such exercise. Tenant's failure, for any reason whatsoever, to timely exercise either of the renewal options set forth herein shall conclusively be deemed a waiver of the applicable renewal option, time being of the essence with respect to Tenant's exercise of the same.

     4. If Tenant timely exercises the first renewal option provided in this Exhibit, Landlord and Tenant shall, on or before the commencement date of the First Renewal Term, execute an amendment to the Lease extending the Initial Term on the same terms provided in the Lease, except as follows:

     (a) The Fixed Rent payable for each month during the First Renewal Term shall be $44,581.00 per month; and

     (b) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, tenant improvement allowance, construction allowance, and the like) or other tenant inducements in connection with the First Renewal Term.

     5. If Tenant timely exercises the second renewal option provided in this Exhibit, Landlord and Tenant shall, on or before the commencement date of the Second Renewal Term, execute an amendment to the Lease extending the First Renewal Term on the same terms provided in the Lease, except as follows:

     (a) The Fixed Rent payable for each month during the Second Renewal Term shall be equal to the prevailing fair market rental rate for leases at comparable buildings in the Orange Area (as hereinafter defined) at the commencement of the Second Renewal Term (such rate is herein referred to as the "FMV RENEWAL RATE") for space of equivalent quality, size, utility and location, with the length of the Second Renewal Term and the credit standing and financial condition of Tenant to be taken into account; and

     (b) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, tenant improvement allowance, and the like) or other tenant inducements in connection with the Second Renewal Term.

     6. As used herein, the term "ORANGE AREA" shall mean the area within a ten
(10) mile radius of the Building.

     7. Within thirty (30) days after Landlord's receipt of Tenant's Notice of Exercise for the Second Renewal Term, Landlord shall deliver to Tenant Landlord's determination of the FMV Renewal Rate (such determination by Landlord of the FMV Renewal Rate is herein referred to as "LANDLORD'S ASSESSMENT"). Tenant shall, within thirty (30) days after Tenant's receipt of Landlord's Assessment, notify Landlord in writing whether Tenant accepts or rejects Landlord's Assessment. The failure of Tenant to so notify Landlord shall be deemed to be an acceptance by Tenant of Landlord's Assessment and the same shall be the FMV Renewal Rate. If Tenant timely delivers to Landlord written notice that Tenant does not accept Landlord's Assessment ("TENANT'S OBJECTION NOTICE"), the FMV Renewal Rate shall be determined as provided in the following paragraph. Tenant's Objection Notice must identify Tenant's determination of the FMV Renewal Rate ("TENANT'S ASSESSMENT") to trigger the following appraisal process.

     8. If Tenant timely delivers to Landlord Tenant's Objection Notice in which Tenant's Assessment has been identified, Landlord shall have the right to accept Tenant's Assessment by giving Tenant written notice thereof within five (5) days after Landlord's receipt of Tenant's Objection Notice. If Landlord does not so accept Tenant's Assessment, then Landlord and Tenant shall, within ten (10) business days after the expiration of such five (5) day period, jointly appoint an independent real estate broker or other person with at least ten (10) years' commercial real estate experience in Orange County, California (an "APPRAISER") to determine the FMV Renewal Rate. If the parties are unable to agree upon an Appraiser within such ten (10) business day period, either party may request that the Orange County, California office of the American Arbitration Association designate, within five (5) business days of such request, a broker with at least ten (10) years' commercial real estate experience in Orange County, California to be the Appraiser for the purposes of this paragraph; provided, however, in no event shall such designated Appraiser be employed, or have been employed, by either Landlord or Tenant. Such designation shall be binding on Landlord and Tenant. Within five (5) business days after the selection of an Appraiser, each of Landlord and Tenant shall submit to the Appraiser such party's determination of the FMV Renewal Rate (revised, if applicable, from any earlier determination), together with such supporting data used to make such determination. Within ten (10) business days after the selection of the Appraiser, the Appraiser shall select the determination of the FMV Renewal Rate for the Second Renewal Term which is closest to such Appraiser's determination of the FMV Renewal Rate, and such determination shall be averaged with such Appraiser's determination of the FMV Renewal Rate for the purpose of determining the Fixed Rent for the Second Renewal Term. The entire cost for the Appraiser's services shall be borne equally by Landlord and Tenant.

     9. Tenant's rights under this Exhibit shall terminate following the occurrence of the following events: (a) a termination of Tenant's right to possess all or any portion of the Premises; (b) the failure of Tenant to timely exercise its right to renew the Initial Term as provided in this Exhibit, time being of the essence with respect to Tenant's exercise thereof; (c) Tenant assigns all or any of its interest in the Lease or sublets all or any portion of the Premises (other than to a transferee following a Permitted Transfer); and/or
(d) a termination of the Lease.

                                  EXHIBIT "D"

       DEPICTION OF TENANT'S WAREHOUSE SPACE AND LANDLORD'S STORAGE AREA

                               [See the attached]


                                      D-1